UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [x]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to §240.14a-12

SunOpta Inc.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[  ] Fee paid previously with preliminary materials.

[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUNOPTA INC.

7078 Shady Oak Road

Eden Prairie, Minnesota 55344

952-820-2518

April 12, 2024

Dear Fellow Shareholder:

Dean Hollis Brian Kocher

It is our pleasure to cordially invite you to virtually attend the Annual Meeting of the Shareholders of SunOpta Inc., which will be held on Thursday, May 23, 2024 at 3:00 P.M. Eastern Daylight Time.

At our Annual Meeting, shareholders will vote on: the election of our directors; the appointment of our independent public registered accounting firm and auditor and authorization to fix their remuneration; and the compensation of our named executive officers, all as described in more detail in the accompanying proxy statement.

You will have the opportunity to ask questions and express your views to the senior management of SunOpta Inc. and members of the Board of Directors who will be in attendance.

We are holding the Annual Meeting as a completely virtual online meeting, which will be conducted via live webcast, where all shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate at the Annual Meeting and engage with directors and management as well as other shareholders.  Shareholders will not be able to attend the Annual Meeting in person.

Your vote is important to us. Whether or not you intend to attend the meeting virtually, please read the enclosed proxy statement and submit your vote by completing and returning the enclosed proxy card, or if you are a beneficial owner of shares held in "street name," you may vote by telephone or via the Internet.

Sincerely,

	Dean Hollis Chair	Brian Kocher Chief Executive Officer

SunOpta Inc.

7078 Shady Oak Road

Eden Prairie, Minnesota 55344

952-820-2518

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 23, 2024

To the holders of the common shares ("Common Shares") and holders of special shares, series 2 ("Special Voting Shares") of SunOpta Inc. (the "Company"):

Notice is hereby given that an Annual Meeting of Shareholders of SunOpta Inc. (the "Meeting") will be held on Thursday, May 23, 2024, at 3:00 P.M. Eastern Daylight Time, for the following purposes, all as described in more detail in the accompanying proxy statement:

1. to elect the directors of the Company;

2. to appoint the Company's independent registered public accounting firm and auditor and to authorize the Audit Committee to fix their remuneration;

3. to consider and, if deemed advisable, approve a non-binding, advisory resolution to approve the compensation of the Company's named executive officers; and

4. to consider and take action upon such other matters as may properly come before the Meeting or any adjournment or adjournments thereof.

This Notice is accompanied by a Proxy Statement, a proxy card, the Annual Report of the Company on Form 10-K for the fiscal year ended December 30, 2023, which includes the Audited Consolidated Financial Statements for the fiscal year ended December 30, 2023 and related Management's Discussion and Analysis, and an envelope to return the proxy card.

The Board of Directors has fixed the close of business on March 28, 2024 as the record date for the determination of the shareholders of the Company entitled to receive notice of and to vote at the Meeting.  All such shareholders are cordially invited to attend the Meeting.

The Company is holding the Meeting as a completely virtual online meeting, which will be conducted via live webcast, where all shareholders regardless of geographic location and equity ownership will have an equal opportunity to participate in the Meeting and engage with directors of the Company and management as well as other shareholders. Shareholders will not be able to attend the Meeting in person. Registered shareholders and duly appointed proxyholders will be able to attend, participate, submit questions and vote at the Meeting online at www.virtualshareholdermeeting.com/STKL2024. Non-registered shareholders (being shareholders who hold their shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) who have not duly appointed themselves as proxyholder may also virtually attend as guests. Guests will be able to virtually attend and listen to the Meeting but will not be able to vote or ask questions at the Meeting.

Your vote is important. Whether or not you intend to attend the Meeting, please read the enclosed Proxy Statement and submit your vote by completing and returning the enclosed proxy card or if you are a beneficial owner of shares held in "street name," you may vote by telephone or via the Internet.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2024.

In order to be represented by proxy at the Meeting, you must complete and submit the enclosed Form of Proxy or another appropriate form of proxy.

This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders for the fiscal year ended December 30, 2023 are first being made available on or about April 12, 2024 to shareholders of the Company entitled to receive notice of and vote at the Meeting as of the record date, and such materials are also available on our website at www.sunopta.com, under the "Investor Relations" link.

SUNOPTA INC.

PROXY STATEMENT

BASIS OF PRESENTATION

In this document, all currency amounts are expressed in United States ("U.S.") dollars ("$") unless otherwise stated.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?

The Securities and Exchange Commission (the "SEC") rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to shareholders. Most shareholders who reside in the United States have received a Notice of Internet Availability of Proxy Materials (the "Notice"), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.

If you would like to receive a paper copy of the proxy materials for the Annual Meeting of Shareholders (the "Meeting") of SunOpta Inc. (sometimes referred to as "we", "us", "our", "the Company" or "SunOpta") and for all future meetings, please follow the Notice instructions for requesting such materials. The chosen electronic delivery option lowers costs and reduces environmental impacts of printing and distributing the materials.

What is the date, time and place of the Meeting?

The Meeting will be held on Thursday, May 23, 2024 at 3:00 P.M. Eastern Daylight Time. The Meeting will be held as a completely virtual online meeting, which will be conducted via live webcast.  Shareholders will not be able to attend the Meeting in person. A summary of the information shareholders will need to attend the Meeting online is provided below.

To be admitted to the Meeting, please access the virtual meeting platform on the Internet at www.virtualshareholdermeeting.com/STKL2024. Shareholders or their legal proxies must log on to the platform by entering the 16-digit control number included on the proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Online access to the Meeting will open approximately 15 minutes prior to the start of the virtual meeting.  In order to attend the virtual Meeting, it is very important that you retain your proxy card, Notice of Availability, or voting instruction form, and all related materials, including your assigned 16-digit control number, through the date of the Meeting. A shareholder also has the option of attending the virtual Meeting as a guest by using the same platform.  If you do not have access to a computer you may listen to the meeting by using the following numbers: (USA) 1-800-590-8290 or (International) 1-240-690-8800.  If you are dialing in, please ask the operator to join the SunOpta call.

Why am I receiving proxy materials?

We sent you the Notice or this proxy statement relating to the Meeting (this "Proxy Statement") and the accompanying proxy card because our Board of Directors (sometimes referred to as the "Board") is soliciting your proxy to vote at the Meeting and at any adjournment or postponement thereof.  You are invited to attend the Meeting and we request that you vote on the proposals described in this Proxy Statement.  However, you do not need to attend the Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card, or vote by telephone or Internet as described below under "How can I vote?"

What are the items of business scheduled for the Meeting?

There are three matters scheduled for a vote:

  the election of the director nominees specified in this Proxy Statement;
  the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and auditor and authorization for the Audit Committee to fix their remuneration; and
  a non-binding, advisory resolution to approve the compensation of the Company's named executive officers ("NEOs").

Shareholders will also consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.  The Board is not currently aware of any other matters to be presented at the Meeting.

What is included in the proxy materials?

The proxy materials include:

  this Proxy Statement for the Meeting;
  the accompanying proxy card; and
  our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 30, 2023, which includes the Audited Consolidated Financial Statements for the year ended December 30, 2023 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

What is a proxy?

It is your legal designation of another person to vote the shares you own.  The other person is called a proxy.  If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

The enclosed proxy card contemplates that Greg Gaba, Chief Financial Officer, and Jill Barnett, Chief Administrative Officer, General Counsel and Secretary, each be appointed to act as your proxy. However, you may choose another person to act as your proxy.  If you wish to appoint as your proxy a person other than the individuals named on the proxy card to attend the Meeting and vote for you, you may do so by striking out the names on the proxy card and inserting the name of your proxy in the blank space provided in the proxy card, or you may complete another proper proxy card. Your appointed proxy need not be a shareholder of the Company. If you appoint a non-management proxyholder, please make them aware and ensure they will attend the meeting for the vote to count.

Who is soliciting my proxy?

The proxy accompanying this Proxy Statement is solicited by management and the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular employees of the Company.  None of the officers, directors or employees will be directly compensated for such services.

How many classes of shares are outstanding?

The Company currently has two classes of shares issued and outstanding, namely the Common Shares and the Special Voting Shares. The Common Shares are listed on the NASDAQ Global Select Market ("NASDAQ") under the stock symbol "STKL" and are listed for trading on the Toronto Stock Exchange ("TSX") under the stock symbol "SOY". The Company created and issued the Special Voting Shares in connection with the Series B-1 Preferred Stock financing, completed by our subsidiary, SunOpta Foods Inc. in April 2020. The Special Voting Shares are not quoted or listed for trading on any exchange.

Unless the context otherwise requires, any reference in this Proxy Statement to "shares" of the Company refers to both the Common Shares and Special Voting Shares, and any reference to "shareholders" of the Company is intended to refer to holders of either Common Shares or Special Voting Shares.

Who can vote at the Meeting?

Subject to the restriction noted below under "How many votes are needed to approve each proposal," each holder of Common Shares and each holder of Special Voting Shares is entitled to one vote for every share owned.  The holders of Common Shares and Special Voting Shares vote together as a single class.

Only shareholders of record at the close of business on March 28, 2024, or the record date, will be entitled to vote at the Meeting. On the record date, there were 116,080,736 Common Shares and 2,932,453 Special Voting Shares issued and outstanding (119,013,189 shares in aggregate), representing 97.54% and 2.46%, respectively, of the aggregate voting rights attaching to all of the Company's outstanding shares. Except as otherwise stated, all information relating to the number of outstanding shares or other securities of the Company in this Proxy Statement is as of March 28, 2024.

In the event a shareholder of record transfers their Common Shares or Special Voting Shares after the close of business on the record date, the transferee of those shares will be entitled to vote the transferred shares at the Meeting provided that they produce properly endorsed share certificates representing the transferred shares to the Company's Secretary or transfer agent or otherwise establishes ownership of the transferred shares at least ten days prior to the Meeting.

What is the difference between a shareholder of record and a shareholder who holds shares in street name?

Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are important distinctions between shares held of record and those owned in street name.

Shareholder of Record - Shares Registered in Your Name

If, as of the close of business on March 28, 2024, your shares were registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record.  As the shareholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card, or to vote in person at the Meeting.  Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner - Shares Registered in the Name of Broker, Bank or Nominee

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the shareholder of record.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has provided voting instructions for you to use in directing the broker or nominee how to vote your shares.  If you fail to provide sufficient instructions to your broker or nominee, that shareholder of record may be prohibited from voting your shares.  See "What if I do not specify how my shares are to be voted?" and "What are 'broker non-votes'?" below.

How can I vote?

You may vote your shares by one of the following methods:

Vote by Internet. To vote via the Internet before the meeting, go to www.proxyvote.com and follow the simple instructions.  You will be required to provide your 16-digit control number located on the Notice or your form of proxy. You may attend the Meeting via the Internet and vote during the Meeting by going to www.virtualshareholdermeeting.com/STKL2024. Be sure you have your control number information located on the Notice or your form of proxy available and follow the instructions.

Vote by Telephone.  To vote by telephone, call toll free 1-800-690-6903.  You will be prompted to provide your 16-digit control located on the Notice or your proxy card.

Vote by Mail.  If you received a printed set of proxy materials, you may complete, sign, date and mail the separate proxy card or other proper form of proxy in the envelope provided with this Proxy Statement.    If you vote by telephone or Internet, please do not mail your proxy card.

If you vote by telephone or Internet before the Meeting, your vote must be cast no later than the proxy cut-off of 4:00 P.M. Eastern Daylight Time on Tuesday, May 21, 2024 (or 4:00 P.M. on the day before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting).  If you vote by proxy, your completed proxy card must be received by Broadridge at 51 Mercedes Way, Edgewood, New York USA 11717, prior to 4:00 P.M. Eastern Daylight Time on Tuesday, May 21, 2024 (or 4:00 P.M. on the day before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the Meeting at which the proxy is to be used).  The Chair of the Meeting may waive or extend the proxy cut-off without notice at his own discretion.

If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions provided by that broker, bank or nominee regarding how to vote or how to revoke your voting instructions.

If you return a signed proxy card or use the telephone or Internet to vote before the Meeting, the persons named as proxies in the proxy card will vote your Common Shares as you direct.

Even if you currently plan to attend the Meeting virtually, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.  Submitting your proxy via Internet, telephone or mail does not affect your right to vote during the Meeting.

How many votes are needed to approve each proposal?

The number of votes required to approve each of the proposals scheduled to be presented at the Meeting is as follows:

Proposal One: Election of Directors.  Directors are elected by a plurality of the votes cast, meaning the nominees who receive the largest number of votes will be elected as directors, up to the maximum number of directors to be elected.  However, in accordance with the Canada Business Corporations Act (the "CBCA") our Majority Voting Policy, nominees will only be elected if the number of votes cast in their favor represents a majority of the votes cast for and against them by the shareholders who are present in person or represented by proxy.  See "Proposal One - Election of Directors - Majority Voting Policy" below.

Proposal Two: Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and auditors and authorization of the Audit Committee to fix their remuneration.  This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.

Proposal Three: Advisory vote regarding the compensation of the Company's NEOs.  This proposal will be approved if the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal.  Although the outcome of this vote is not binding on us, we will consider the outcome of this vote when developing our compensation policies and practices, and when making compensation decisions in the future.

What if I do not specify how my shares are to be voted?

Shareholders of Record.  If you are a shareholder of record and you submit a proxy card, but you do not provide voting instructions, your shares will be voted as follows:

FOR each of the eight nominees named in this Proxy Statement for election to the Company's Board of Directors;

FOR the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm and auditor and authorization of the Audit Committee to fix their remuneration; and

FOR the approval of the non-binding advisory resolution regarding the compensation of the Company's NEOs.

The Board does not expect that any additional matters will be brought before the Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Meeting or any postponement or adjournment thereof, including any vote to postpone or adjourn the Meeting.  Moreover, if for any reason any of our nominees are not available as a candidate for director, the persons named as proxies will vote for such other candidate or candidates as may be nominated by the Board.

Beneficial Owners.  If you are a beneficial owner and you do not provide the broker, bank or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Therefore, if you do not provide voting instructions to your broker, your broker may only vote your shares on Proposal Two.  See "What are 'broker non-votes'?" below.

What are "broker non-votes"?

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under NASDAQ rules, brokers that do not receive voting instructions from the beneficial owner have the discretion to vote on certain routine matters, but do not have the discretion to vote on the election of directors to the Board, executive compensation matters or any other significant matter as determined by the SEC.  We believe that Proposal Two relating to the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a matter on which brokers may vote in their discretion on behalf of clients who have not furnished voting instructions.  However, under current NASDAQ rules, we believe that brokers who have not received voting instructions from their clients will not be authorized to vote in their discretion on Proposals One and Three.  Accordingly, for beneficial owners of shares, if you do not give your broker specific instructions, your shares may not be voted on such proposals.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting.  The shares represented by proxies marked "abstain" will not be treated as affirmative or opposing votes.  Broker non-votes will not affect the outcome of the vote on any of the proposals to be voted upon at the Meeting because the outcome of each vote depends on the number of votes cast rather than the number of shares entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Common Share you owned as of March 28, 2024.

Who counts the votes?

The Company has nominated Broadridge Financial Solutions, Inc. to count and tabulate the votes. This is done independently of the Company to preserve the confidentiality of individual shareholder votes. Proxies are referred to the Company only in cases where a shareholder clearly intends to communicate with management, the validity of the proxy is in question or where it is necessary to do so to meet the requirements of applicable law.

Is my vote confidential?

The Company's transfer agents (identified below) preserve the confidentiality of individual shareholder votes, except where a shareholder clearly intends to communicate their individual position to the management of the Company or as necessary in order to comply with legal requirements.

If I need to contact the Company's transfer agents, how do I reach them?

You can contact the transfer agent in Canada by mail at: TSX Trust Company, 100 Adelaide Street West, Suite 301, Toronto, Ontario, Canada M5H 4H1, or via telephone at 1-866-600-5869. You can contact the transfer agent in the United States by mail at: Equiniti Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York, USA 11219, or via telephone at 1-800-937-5449.

What does it mean if I receive more than one copy of the Notice or proxy card?

If you receive more than one copy of the Notice or more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or follow the instructions on each copy of the Notice to ensure that all of your shares are voted.

How do I revoke or change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted by one of the following methods:

  Voting again by telephone or by Internet prior to 4:00 P.M. Eastern Daylight Time on May 21, 2024, as set forth above under "How can I vote?";
  Requesting, completing and mailing or delivering by facsimile a proper proxy card, as set forth above under "How can I vote?"; or
  Sending written notice of revocation, signed by you (or your duly authorized attorney), to the Secretary of the Company, at the Company's corporate offices at 7078 Shady Oak Road, Eden Prairie, Minnesota 55344, at any time prior to the last business day preceding the date of the Meeting.

Attendance at the virtual meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to the Secretary of the Company before the revoked or superseded Proxy is used at the virtual Meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders by means of the ballot provided on the Proxy for that purpose.

If you hold your shares in street name, you may revoke your proxy by following the instructions provided by your broker, bank or other nominee.

What is the quorum requirement?

Under NASDAQ listing rules, the presence at the Meeting, in person or represented by proxy, of at least two shareholders holding not less than one-third (33 1/3%) of all the Company's outstanding shares shall constitute a quorum for the purpose of transacting business at the Meeting.  As of the record date, there were 116,080,736 Common Shares and 2,932,453 Special Voting Shares outstanding (119,013,189 shares in the aggregate). Therefore, holders of at least 39,671,063 of the Company's outstanding shares must be present, in person or represented by proxy, at the Meeting in order to establish a quorum. The Company encourages all of its shareholders to participate in the Meeting.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting.  We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC and with applicable Canadian securities regulatory authorities within four business days of the Meeting.  After the Form 8-K is filed, you may obtain a copy by visiting our website, by viewing our public filings in the U.S. at www.sec.gov or in Canada at www.sedar.com, by calling (952) 820-2518, by writing to Investor Relations, SunOpta Inc., 7078 Shady Oak Road, Eden Prairie, Minnesota 55344 or by sending an email to legal@sunopta.com.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following presents information regarding beneficial ownership of our shares as of March 28, 2024 by:

  each person who we know that beneficially owns more than 5% of our Common Shares;
  each of our directors and nominees;
  each of our NEOs; and
  all of our directors and executive officers as a group.

Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all Common Shares subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of March 28, 2024. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Based solely on our review of statements filed with the SEC pursuant to Section 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") the Company is not aware of any other person or group that beneficially owns more than 5% of any class of voting shares of the Company, except as noted below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)	Percentage of all Shares(1)
Oaktree Capital Group, LLC 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071	Common Special Voting	23,658,579(2)(3) 2,932,453(4)	19.88% 100%	19.88% 2.46%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	Common	9,984,820(5)	8.60%	8.39%

(1) Percentage of Class and Percentage of all Shares are calculated based on a total of 116,080,736 Common Shares and 2,932,453 Special Voting Shares outstanding as at March 28, 2024.

(2) Includes 20,726,126 Common Shares and 2,932,453 Common Shares currently issuable on the exchange of Series B-1 Preferred Stock beneficially owned by the Oaktree Funds (as defined below).

(3) According to a Schedule 13D/A filed on May 18, 2023 by Oaktree Fund GP, LLC ("Fund GP"), Oaktree Organics, L.P. ("Organics") and Oaktree Huntington Investment Fund II, L.P. ("OHIF II LP" and together with Organics, the "Oaktree Funds") beneficially own 19,767,135 and 3,891,444 Common Shares, respectively, including 2,451,242 and 481,211 Common Shares, respectively, currently issuable on the exchange of  Series B-1 Preferred Stock, and have the sole power to vote and dispose of their respectively shares. In addition, Oaktree Huntington Investment Fund II GP, L.P. ("OHIF II GP"), the general partner of OHIF II LP, may be deemed to beneficially own the 3,891,444 Common Shares owned by OHIF II LP. Additionally, Fund GP, the general partner of OHIF II GP and Organics, Oaktree Fund GP I, L.P. ("GP I"), managing member of Fund GP, Oaktree Capital I, L.P. ("Capital I"), the general partner of GP I, OCM Holdings I, LLC ("Holdings I"), the general partner of Capital I, Oaktree Holdings, LLC ("Holdings"), the managing member of Holdings I, Oaktree Capital Group, LLC ("OCG"), the managing member of Holdings, Oaktree Capital Group Holdings GP, LLC, the indirect owner of the common shares of OCG, Brookfield Corporation ("Brookfield"), the indirect owner of the class A units of OSC, and BAM Partners Trust, as the sole owner of Class B Limited Voting Shares of Brookfield, may be deemed to beneficially own the 23,658,579 shares owned in the aggregate by the Oaktree Funds.

(4) On May 19, 2023, the Company issued 2,932,453 Special Voting Shares to the Oaktree Funds. The Special Voting Shares serve as a mechanism for attaching exchanged voting rights to the Series B-1 Preferred Stock owned by the Oaktree Funds and entitle the Oaktree Funds to one vote per Special Voting Shares on all matters submitted to a vote of the holders of the Common Shares, voting together as a single class, subject to certain exceptions. As a result of a permanent voting cap, the number of Special Voting Shares issued to the Oaktree Funds at any time, when taken together with any other voting securities the Oaktree Funds then control, cannot exceed 19.99% of the votes eligible to be cast by all security holders of the Company.

(5) According to a Schedule 13G/A filed by BlackRock, Inc. ("BlackRock") on January 25, 2024, BlackRock beneficially owns 9,984,820 Common Shares and has sole voting power over 9,608,187 Common Shares and sole dispositive power over 9,984,820 Common Shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)			Total Number of Common Shares, Vested Options and Vested RSUs	Percentage of Shares(5)
	Common Shares	Vested Options(3)	Vested RSUs/PSUs(4)
Dr. Albert Bolles Director	182,589	5,322	0	187,911	*
Rebecca Fisher Director	95,546	5,830	0	101,376	*
Dean Hollis(6) Chair of the Board	519,743	15,967	0	535,710	*
Katrina Houde Director	201,586	11,152	0	212,738	*
Diego Reynoso Director	15,283	0	0	15,283	*
Leslie Starr Director	75,198	5,830	19,547	100,575	*
Mahes S. Wickramasinghe Director	20,791	0	0	20,791	*
Brian Kocher(7) Chief Executive Officer and Director	74,000	0	0	74,000	*
Joseph Ennen(8) Advisor	1,743,399	2,072,970	152,926	3,969,295	3.34%
Greg Gaba(9)(10) Chief Financial Officer	44,575	10,627	14,129	69,331	*
Jill Barnett Chief Administrative Officer	158,182	167,092	29,252	354,526	*
Chris Whitehair(11) Senior Vice President	174,864	117,540	30,315	322,719	*
Chad Hagen Chief Customer Officer	118,029	147,282	17,564	282,875	*
Michael Buick, Former SVP and GM, PBFB(12)	181,418	0	0	181,418	*
Scott Huckins, Former Chief Financial Officer(12)	660,886	0	0	660,886	*
All directors and executive officers as a group (19 total)	4,492,844	2,703,930	325,272	7,522,046	6.48%

(1) The address of each director and executive officer is 7078 Shady Oak Road, Eden Prairie, MN 55344.

(2) Unless otherwise indicated, the persons in this table have sole voting and dispositive power with respect to the Common Shares shown as beneficially owned by them.  The information as to shares beneficially owned or over which control or direction is exercised, directly or indirectly, not being within the knowledge of the Company, has been furnished by the respective directors and executive officers individually.

(3) The number of vested options includes options that will become exercisable within 60 days of March 28, 2024. The exercise price of vested options ranges from $3.27 to $14.77 per share.

(4) The number of vested Restricted Stock Units ("RSUs") includes RSUs or Performance Stock Units ("PSUs") that will vest within 60 days of March 28, 2024 as well as any RSUs that a director has deferred until their departure from the Board. These amounts represent gross vesting amounts, without estimated shares withheld for tax.

(5) Percentage of Shares is calculated based on a total of 116,080,736 Common Shares and 2,932,453 Special Voting Shares issued and outstanding as at March 28, 2024 (*indicates less than 1% of the outstanding Common Shares).

(6) Mr. Hollis also owns 500 limited partnership units of Organics, which owns 17,315,893 Common Shares and 2,451,242 Special Voting Shares. See Note (2) under "Security Ownership of Certain Beneficial Owners and Management." However, Mr. Hollis does not directly or indirectly exercise control or direction over the securities of the Company held by Organics.

(7) Mr. Kocher was appointed Chief Executive Officer ("CEO") and Director of the Company effective January 2, 2024.

(8) On January 2, 2024, Mr. Ennen's title and role changed to "Advisor", in connection with his retirement from the Company on April 1, 2024.

(9) Mr. Gaba was appointed Chief Financial Officer ("CFO") of the Company effective October 13, 2023.

(10) Mr. Gaba's spouse owns 9,826 of the 44,575 Common Shares reflected for Mr. Gaba.

(11) Prior to February 26, 2024, Mr. Whitehair served as the Company's Senior Vice President of Supply Chain. Effective February 26, 2024, Mr. Whitehair's title became "Senior Vice President", in connection with his planned retirement from the Company on December 31, 2024.

(12) Mr. Buick and Mr. Huckins departed the Company in October 2023.

Effective February 2018, the Company adopted a formal policy to prohibit officers and directors from hedging against declines in the market value of their equity-based compensation or equity securities through the use of financial instruments.  The Company is not aware of any officers or directors engaging in any hedging transactions prior to or after this policy becoming effective.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our Common Shares on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to SunOpta stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our Common Shares by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 30, 2023, all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis, except that the Form 4 filing made on February 6, 2023 for Scott Huckins and the Form 4 filing made on October 27, 2023 for Greg Gaba were late due to an administrative oversight. The two late Form 4 filings reported a total of four transactions.

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PROPOSAL ONE - ELECTION OF DIRECTORS

Nominees

The term of office of each director expires at the close of the next annual meeting of shareholders unless they resign or their office becomes vacant as a result of death, removal or other cause.

It is proposed that the following eight individuals be elected as directors of the Company at the Meeting.  Each of the nominees named below has consented to be named herein and to serve as a director if elected.  Management has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable to serve as a director.  There are no family relationships among the Company's directors, executive officers or persons nominated or chosen to become directors.

Board of Director Nominees in Alphabetical Order:

Dr. Albert Bolles

Rebecca Fisher

Dean Hollis

Katrina Houde

Brian Kocher

Diego Reynoso

Leslie Starr

Mahes S. Wickramasinghe

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that shareholders vote FOR the election of each of the eight director nominees named above. Subject to the majority voting requirement described below, the eight nominees who receive the greatest number of votes cast at the Meeting will be elected as directors.

Amendments to the CBCA, which came into force on August 31, 2022, establish a majority voting requirement for directors. Specifically, the CBCA now requires that, for elections at which there is only one candidate nominated for each position available on the Board of Directors, shareholders vote "for" or "against" individual directors (rather than "for" or "withhold") and each candidate is elected only if they receive a majority of votes cast in their favor. The CBCA provides that if an incumbent director is not elected in those circumstances, the director may continue in office until the earlier of (i) the 90th day after the day of the election, and (ii) the day on which their successor is appointed or elected.

Abstentions and broker non-votes are counted only for purposes of determining whether a quorum exists at the Meeting, but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal. If any of the nominees for director at the Meeting becomes unavailable for election for any reason, the proxies on this proposal will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes.

Information about the Board Nominees

The biographies that follow provide certain information as of March 28, 2024, with respect to each director nominee.  The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on the Board in light of our business.

In addition to the factual information provided for each of the nominees, the Board and the Corporate Governance Committee (as Nominating Committee) also believe that each of the nominees has attributes that are important to an effective board, including: sound judgment and analytical skills; integrity and demonstrated high ethical standards; the ability to engage management and one another in a constructive and collaborative manner; diversity of background and experience; and the continued commitment to devote their time, energy and skills to ensure the growth and prosperity of the Company.

Advance Notice By-Law

Effective November 10, 2015, the Board approved and adopted by-law number 15 (the "Advance Notice By-Law") providing for advance notice requirements for the nomination of directors. The Company's shareholders subsequently approved the Advance Notice By-law at the annual and special meeting of shareholders held on May 10, 2016. A copy of the Advance Notice By-law can be found under the Company's profile on the SEDAR website at www.sedar.com or attached as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on November 13, 2015.

The Advance Notice By-Law establishes the conditions and framework under which holders of record of Common Shares may exercise their right to submit director nominations and is designed to ensure that shareholders receive adequate notice of all director nominations to be considered at a shareholders' meeting and sufficient information so that shareholders can cast an informed vote.

The Advance Notice By-Law provides that for an annual meeting of shareholders (including an annual and special meeting), advance notice of director nominations to the Company must be given not less than 30 days prior to the date of the annual meeting. If the annual meeting is to be held on a date that is less than 50 days following the date of public announcement of the date of the annual meeting, notice must be given by the nominating shareholder not later than the close of business on the tenth day following the notice date. In the case of a special meeting of shareholders (which is not also an annual meeting), called for the purpose of electing directors (whether or not called for other purposes as well), notice to the Company must be given no later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.  The Advance Notice By-Law requires the nominating shareholder to include in its notice to the Company certain information regarding the nominating shareholder and the director nominees.

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Dr. Albert Bolles Independent Age 66 Director Since 2016 Committees Corporate Governance Compensation Location Michigan, USA

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  As Chief Executive Officer of Landec Corporation, Dr. Bolles successfully led profitability, operating, innovation and quality improvements, enabling divestiture of the Curation Foods businesses and transitioning the Lifecore Biomedical business from Landec to a stand-alone corporation.
  As Executive Vice President, Research, Quality and Innovation for ConAgra, Dr. Bolles championed the development and execution of multiple new and improved products, realizing incremental growth for ConAgra Foods and a multi-year pipeline to sustain and advance growth further.
  As Vice President, Worldwide R&D for PepsiCo Beverages and Foods, Dr. Bolles led global R&D for beverages (Pepsi, Gatorade, and Tropicana) and Quaker Foods, including product, process, package and sensory R&D, Nutrition, Quality, and Scientific & Regulatory Affairs.
  Dr. Bolles' experience includes partnering with the FDA and USDA to influence and craft public policy benefiting consumers and passing the Food Safety Modernization Act in 2010.

RECENT PROFESSIONAL EXPERIENCE
Landec Corporation (2014 - 2022)

• Chief Executive Officer

• Member of Compensation Committee, Food Innovation Committee, and Nominating and Governance Committee

ConAgra Foods, Inc. (2006 - 2014)

• Executive Vice President, Chief Technology & Operations Officer

• Executive Vice President, Research, Quality and Innovation

PepsiCo, Inc.

• Vice President, Worldwide Research & Development, Beverages and Foods

EDUCATION Michigan State University (B.S., Microbiology; M.S. and Ph.D., Food Science)
OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS Arcadia Biosciences Inc. (NASDAQ: RKDA) 5/2018 - Present Landec Corporation (NASDAQ: LNDC) 5/2014 - 6/2019

Rebecca Fisher Independent Age 60 Director Since 2019 Committees Compensation (Chair) Corporate Governance Location Texas, USA

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  As Chief Human Resources Officer of Leeward Renewable Energy, a growth-oriented renewable energy company, Ms. Fisher leads the company's human resources strategy and systems, talent acquisition, talent management, total rewards, diversity and inclusion, and cultural development.
  Ms. Fisher has over 25 years of strategic leadership in human resources, with progressive experience directing all aspects of human resources for small-, mid- and large-cap organizations.
  Ms. Fisher has extensive experience in human capital strategy, business and culture transformation, talent management and succession planning and has been successful in transforming organizations and aligning cultures with business strategies to build and empower workforces to succeed.

RECENT PROFESSIONAL EXPERIENCE
Leeward Renewable Energy, LLC (May 2021- Present)

• Chief Human Resources Officer

Fisher Consulting Partners LLC (2019 - 2021)

• Principal and Owner

PepsiCo, Inc. (2005 - 2018)

• Senior Vice President of Human Resources, Talent Management

• Various senior leadership positions across North America and globally

EDUCATION Texas Christian University (B.S., Broadcast Journalism, minor in Business Administration) Certified Executive Coach; Certified Six Sigma
COMMUNITY INVOLVEMENT Previous Non-Profit Board of Director roles including serving as Compensation Chair and Governance Committee member (Media and Animal Rights)
OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS None

Dean Hollis Independent (Chair) Age 63 Director Since 2016 Committees Audit Compensation Location Nebraska, USA

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  As President and Chief Operating Officer of ConAgra Foods, Consumer Foods, Mr. Hollis developed and executed a worldwide business transformation strategy while overseeing the largest part of the company's portfolio, including its $12 billion consumer and customer branded businesses, consisting of over 40 global brands in 110 countries.
  Mr. Hollis has extensive experience in the food industry and has served as a director on the boards of several public and private companies and non-profits, including Hain Celestial Group, Inc., HumanCo Acquisition Corp., Boardriders, Inc., AdvancePierre Foods, Inc., Boulder Brands, Inc., Diamond Food, Inc., Landec Corporation; and Stetson University, The Nature Conservancy Caribbean Chapter, and Project Harmony.
  Mr. Hollis has several wide-ranging privately held businesses and investments, including in franchising, transportation services, and early-stage food and technology.  In 2008, he founded Diventures, a company in the scuba, swim, and travel industry.

RECENT PROFESSIONAL EXPERIENCE
Oaktree Capital (2008 - Present)

• Senior Advisor

ConAgra Foods (1987 - 2008)

• President and Chief Operating Officer, Consumer Foods

• Executive Vice President, Retail Products

• Various President Positions

EDUCATION Stetson University (B.A., Psychology)

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS

Hain Celestial Group, Inc. (NASDAQ: HAIN) 9/2017 - 9/2023

HumanCo Acquisition Corp. (NASDAQ: HMCOU) 12/2020 - 12/2022

AdvancePierre Foods, Inc. (formerly NYSE: APFH) 12/2008 - 6/2017

Boulder Brands (BDBD) 2011-2016

Diamond Brands (DMND) 2012-2016

Katrina Houde Independent Age 65 Director Since 2000 Committees Corporate Governance Compensation Location Ontario, Canada

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  Ms. Houde has senior leadership experience with over 30 years in the consumer products industry, including holding a variety of senior-level positions in food manufacturing.
  Ms. Houde has a proven track record of achievements contributing to enhanced corporate performance through effective P&L management, as well as leading successful teams and strategic initiatives in manufacturing, agribusiness, and operations.
  Having served as Interim CEO of SunOpta on two separate occasions, Ms. Houde has extensive knowledge of the Company's history, strategies, and governance practices.

RECENT PROFESSIONAL EXPERIENCE
Independent Consultant (2000 - Present)

SunOpta Inc.

• Interim Chief Executive Officer (2019, 2016 - 2017)

Cuddy International Corporation (1996 - 2000)

• President of Cuddy Food Products Division

• Chief Operating Officer

EDUCATION
University of Windsor (Honors Bachelor of Commerce)

Harvard Executive Education program (Strategic Negotiations & Deal Making), Dale Carnegie Leadership Program, The Juran Institute Lean Six Sigma, 3M Total Quality Management Program

COMMUNITY INVOLVEMENT Various not for profit boards in healthcare, education and the arts
OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS Lifecore Biomedical Inc (formerly Landec Corporation) (NASDAQ: LFCR) 8/2019 - Present

Brian Kocher Non-Independent Age 54 Director Since 2024 Location Minnesota, USA

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  With almost 20 years of C-suite food experience, Mr. Kocher led transformations of global businesses to drive profit improvements through distribution expansion, pricing strategies, and operational efficiencies.
  Mr. Kocher's supply chain experience includes multi-site manufacturing networks ready-to-eat, highly perishable products, aseptic fruit puree and juice processing and high-pressure pasteurization food processes.
  During his tenures at Chiquita Brands International, Inc. and the Castellini Group of Companies, Mr. Kocher led strategic portfolio transformations to drive profit improvements.
  Mr. Kocher has significant financial expertise and has operated financial and treasury operations in over 30 countries including previous roles as Chief Financial Officer and Chief Executive Officer at two separate SEC registrants.

RECENT PROFESSIONAL EXPERIENCE
SunOpta (January 2024 - Present)

• Chief Executive Officer and member of the Board of Directors

Calavo Growers Inc. (2022 - 2023)

• President, Chief Executive Officer, and member of the Board of Directors

Castellini Group of Companies (2015 - 2022)

• President and Chief Executive Officer

Chiquita Brands International, Inc. (2005 - 2015)

• Interim Chief Executive Officer

• Executive Vice President and Chief Operating Officer

• Senior Vice President and Chief Financial Officer

• President of Europe

• President of North America

• Vice President, Controller, and Chief Accounting Officer

EDUCATION Ohio University in Athens, Ohio Certified Public Accountant, Ohio (inactive)
OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS None

Diego Reynoso Independent Age 48 Director Since 2023 Committees Audit Corporate Governance Location Massachusetts, USA

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  Mr. Reynoso presently serves as the Chief Financial Officer and Treasurer of the Boston Beer Company.
  Mr. Reynoso has served as Chief Financial Officers for several multi-billion-dollar brands, leading large, international teams in the foods and spirits industry who are responsible for finance, tax, treasury, M&A, marketing, sales, insights, controls, strategy, and commercial operations.
  As the Chief Financial Officer of the Constellation Brands Beer Division, he played a critical role in guiding the company through the COVID-19 pandemic. He ensured business continuity both in Mexico operations and the United States distribution areas.
  Mr. Reynoso will leverage his deep passion for sustainability and innovation to help the company execute on its key growth and innovation initiatives.

RECENT PROFESSIONAL EXPERIENCE
Boston Beer Company (2023 - Present)

• Chief Financial Officer and Treasurer

Tyson Foods, Inc. (2021 - 2023)

• Chief Financial Officer, Prepared Foods

Constellation Brands (2017 - 2021)

• Senior Vice President and Chief Financial Officer, Beer Division

Beam Suntory, Inc. (2005 - 2017)

• Chief Financial Officer, Global Operations and Vice President, Finance, Tax and Treasury

• Chief Financial Officer, Americas and General Manager of International Markets

• Chief Operating Officer and Chief Financial Officer, North America

EDUCATION Universidad Nacional Autonoma de México (B.S., Chemical Engineering) Institituto Panamericano de Alta Dirección (MBA)
OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS None

Leslie Starr Independent Age 63 Director Since 2019 Committees Corporate Governance (Chair) Audit Location Texas, USA

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  As Executive Vice President Supply Chain Strategy and Transformation for Advance Auto Parts, Ms. Starr led the development and execution of the re-architecture of the business model to deliver transformative financial value.
  Ms. Starr acquired extensive experience in supply chain, manufacturing, warehousing and transportation during her 31-year career holding numerous executive roles with PepsiCo. As SVP of Supply Chain for Frito-Lay North America, she led the company through doubling productivity over historical levels, while executing the go-to-market transformation strategy.
  Ms. Starr in-depth knowledge of manufacturer and consumer products within the food and beverage industry, as well as her deep understanding of innovation commercialization contributes significantly to SunOpta's Board.

RECENT PROFESSIONAL EXPERIENCE
Clayton Dubilier & Rice (2024-Present)

• Operating Advisor

Advance Auto Parts, Inc. (2017 - 2018)

• Executive Vice President, Supply Chain Strategy and Transformation

PepsiCo, Frito-Lay North America (1985 - 2017)

• Senior Vice President, Supply Chain

• Vice President, Commercialization and Supply Chain

• Vice President, Logistics and Warehousing

• Vice President, Operations for North Division

EDUCATION Virginia Tech (B.S., Mechanical Engineering) Georgia State University (M.B.A.)
COMMUNITY INVOLVEMENT Make-A-Wish Foundation, North Texas • Board of Directors (2017- Present); Chair (2020 - 2021)

OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS

Westrock Coffee Company (NASDAQ: WEST) 8/2022 - Present

Riverview Acquisition Corp (formerly NASDAQ: RVACU) 8/2021- 8/2022

Chesapeake Energy Corp (NYSE: CHK) 9/2017 - 2/2021

Mahes S. Wickramasinghe Independent Age 66 Director Since 2021 Committees Audit (Chair) Compensation Location Ontario, Canada

PROFESSIONAL HIGHLIGHTS AND QUALIFICATIONS

  As Executive Vice President and Chief Administrative Officer for Rogers Communications, Mr. Wickramasinghe is responsible for key initiatives and operations to strengthen the strategic growth and performance of the organization, including strategy, corporate development, supply chain and procurement, performance management, corporate security, and overseeing ESG initiatives.
  Mr. Wickramasinghe has extensive, international expertise across a variety of industries having served in a range of senior executive roles across some of the largest companies in Canada, managing complex acquisitions and restructurings and leading functions in operations, technology, finance, and data.
  Mr. Wickramasinghe has gained deep risk management and governance experience having led Enterprise Risk at Canadian Tire Corporation and Audit and Risk Management at Bell Canada Enterprises, and serving as Chief Security Officer at CIBC.

RECENT PROFESSIONAL EXPERIENCE
Rogers Communications, Inc. (2022 - Present)

• President, Group Operations

Canadian Tire Corporation (2014 - 2021)

• Chief Executive Officer, Canadian Tire Bank

• Executive Vice President and Chief Corporate Officer

• Chief Strategy Officer

CIBC

• Chief Financial and Administrative Officer of CIBC Electronic Bank

• Chief Administrative Officer of CIBC Retail Bank

EDUCATION American Institute of Certified Public Accountants, Member (US) Chartered Institute of Management Accountants, Fellow (UK) Institute of Chartered Accountants, Member (Sri Lanka)
OTHER PUBLIC OR CANADIAN LISTED COMPANY DIRECTORSHIPS None

CORPORATE GOVERNANCE

Introduction

The Board believes that effective corporate governance contributes to improved corporate performance and enhanced shareholder value. Consequently, the Board is committed to ensuring that the Company follows best practices and continually seeks to enhance and improve its corporate governance practices.

Board Mandate

The Board is responsible for the stewardship of the Company and supervising the management of the business and affairs of the Company in accordance with the best interests of the Company and its shareholders. The Board establishes overall policies and standards for the Company. Where appropriate, the directors rely upon management and the advice of the Company's outside advisors and auditors. The Board also delegates certain responsibilities to its standing committees, based upon the approved charters of each such committee.

In accordance with its mandate, the Board oversees and reviews the development and implementation of the following significant corporate plans and initiatives, among others:

  the Company's strategic planning process;
  the identification of the principal risks to the Company's business and the implementation of systems to manage these risks, whether financial, operational, environmental, cyber- or safety-related or otherwise;
  succession planning and evaluation of relative strengths of existing management including the needs to ensure sufficient depth of management;
  oversight of communications and public disclosure including the Company's disclosure policy and receiving feedback from stakeholders;
  analysis and approval of significant transactions including material acquisitions and dispositions of businesses or other Company assets; and
  the Company's internal controls and management information systems.

Board Composition, Size and Leadership

The articles of incorporation of the Company provide that its Board shall consist of a minimum of five and a maximum of fifteen directors. The Board of Directors has fixed the number of directors at eight.

Brian Kocher, our CEO, currently serves on the Board, and Dean Hollis is the Chair of the Board. The Board does not have a formal policy concerning the separation of the roles of CEO and Chair, as the Board believes that it is in the best interests of the Company to make that determination based on the position and direction of the Company and the composition of the Board from time to time. As indicated above, these roles are currently separate.

The Chair of the Board sets the agenda for meetings of the Board with input and feedback from the directors.  Additionally, the Chair's duties entail: conducting and presiding at executive sessions of the Board, serving as a liaison to and acting as a regular communication channel between the members of the Board and the CEO of the Company, and consulting with the CEO about the concerns of the Board.

All committees of the Board are chaired by independent directors. The Board and the Corporate Governance Committee believe that the current Board leadership structure is an appropriate structure for the Company and will continue to periodically evaluate whether the structure is in the best interests of the Company and its shareholders.

Board Skills and Experience

In accordance with its mandate, the Corporate Governance Committee regularly considers the appropriate skills and characteristics required of Board members, taking into consideration the Board's short-term needs and long-term succession plans.  The Corporate Governance Committee believes that the Board should be comprised of directors with a broad range of experience and expertise. Additionally, the Corporate Governance Committee develops and periodically updates a long-term plan for the Board's composition taking into consideration the independence, age, skills, experience and availability of service to the Company of its members, as well as the opportunities, risks, and strategic direction of the Company. Having regard for the results of the foregoing, the Corporate Governance Committee makes recommendations to the full Board regarding the size and composition of the Board and seeks to identify qualified individuals to become Board members as deemed appropriate.

While the specific mix may vary from time to time and alternative categories may be considered in addition to or instead of those below, the following skills and types of experience are generally sought by the Corporate Governance Committee, and have been utilized in seeking additions to the Board:

• Accounting, Finance or Financial Reporting: Accounting and audit expertise are valued in order to enable the Board to oversee management's handling of financial and financial reporting matters, including by: critically assessing the Company's financial performance and projections; understanding the Company's critical accounting policies, as well as technical issues relevant to internal and external audit; and evaluating the robustness of the Company's internal controls. The Corporate Governance Committee values candidates who have experience in senior financial roles and/or in financial advisory roles. Such experience enhances the Board's oversight of financial performance, assists it in its assessment of strategic opportunities and risks and allows it to more effectively address issues relevant to capital and capital structure.

• Corporate Governance/Other Public Boards: In light of the competing demands of stakeholders and the increasingly complex governance environment in which public companies operate, the Corporate Governance Committee values candidates who possess a sophisticated understanding of corporate governance practices and norms, and/or board expertise.

• Cybersecurity: The Corporate Governance Committee seeks candidates with practical expertise in strategy, implementation, and controls related to information security, cybersecurity, and data privacy programs and systems to assist the Board in understanding and assessing the threats faced by the Company and preventing and protecting the Company from these threats.

• Environmental, Social, Governance ("ESG"): As the Company is committed to incorporating ESG principles into its business strategies and organizational culture and working to meet its ESG-related commitments and goals, the Corporate Governance Committee seeks candidates who possess a working understanding of various topics and issues relevant to our commitments, progress, and reporting.  The Corporate Governance Committee values candidates who have knowledge and experience related to the physical impacts of climate change; waste and hazardous materials management; sustainable product design and lifecycle management; sustainable sourcing practices; water and wastewater management; energy efficiency management; human rights; diversity, equity and inclusion (DEI); government affairs, workplace health and safety, product quality and safety, public company board governance; compliance and business ethics; and ESG reporting principles and frameworks.

• Food and Beverage: As the Company's business is derived from sales within the food and beverage industry, the Corporate Governance Committee seeks candidates who possess a solid understanding, preferably gained through management or board service, of industry dynamics on a global and regional basis; contract manufacturing; private label, retail, Consumer Packaged Goods (CPGs) and food service businesses; R&D and product innovation; food safety and quality.

• Food Safety and Quality: The Company is subject to a range of governmental regulations and policies regarding food safety and quality.  For example, we are affected by laws and regulations related to seed, fertilizer, and pesticides; the purchasing, harvesting, transportation and warehousing of agricultural products; the processing, packaging, and sale of food and beverages, including wholesale operations; product labeling and marketing; food safety and food defense.  Candidates who possess an understanding of these requirements as well as food safety and food product certifications are valued by the Corporate Governance Committee since such experience assists the Board in more effectively carrying out its compliance oversight responsibilities and understanding how any new laws or regulatory trends within the food industry may impact strategic decisions.

• Investor/Public Relations: Recognizing that investors play a major role in the success and growth of the Company, the Corporate Governance Committee values candidates who understand how to effectively communicate company information to investors, and other stakeholders, and the importance of maintaining strong, transparent relationships with our shareholders and building long-term credibility with the investment community.

• Risk Management: The Corporate Governance Committee seeks candidates with practical expertise in enterprise risk management frameworks, systems, processes, tools, and techniques, to assist the Board in understanding and assessing the risks and opportunities faced by the Company generally, including those inherent in its strategic initiatives.

• Senior/Executive Leadership: The Corporate Governance Committee seeks business and other leaders who have demonstrated leadership, mature judgment, operating success, and an understanding of complex organizations in progressively challenging roles. Such individuals are believed to provide the most effective counsel to management, as well as critical oversight on behalf of stakeholders. Chief Executive Officer, Chief Financial Officer or Board/Committee Chair level experience is valued.

• Strategy Planning/Business Operations: Recognizing the importance of the Board's oversight role with respect to corporate strategy, the Corporate Governance Committee seeks candidates who possess board, senior management and/or other experience in strategy development or analysis, as well as general business operations, including sales, marketing, manufacturing operations, supply chain and R&D.

• Talent Management/Compensation: The Corporate Governance Committee values candidates with hands-on roles in developing, managing, compensating, and motivating people. Such skills and experience assist the Board in fulfilling its responsibility to ensure that the Company maintains effective incentive programs which attract, motivate, and retain top talent, while at the same time reinforcing the Company's strategic priorities. Talent management and compensation expertise also serve to align the Board with leadership development and succession planning.

A skills matrix showing the skills and expertise or each of the nominees is set forth below:

Skills/Experience	Bolles	Fisher	Hollis	Houde	Kocher	Reynoso	Starr	Wickramasinghe
Accounting, Finance or Financial Reporting			✓		✓	✓		✓
Corporate Governance/Other Public Board	✓	✓	✓	✓	✓		✓	✓
Environmental, Social, Governance	✓	✓	✓				✓
Food and Beverage Industry	✓	✓	✓	✓	✓	✓	✓
Food Safety and Quality	✓						✓
Investor and Public Relations	✓	✓	✓		✓			✓
Risk Management	✓	✓	✓	✓		✓	✓	✓
Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning/ Business Operations	✓	✓	✓	✓	✓	✓	✓	✓
Talent Management/ Compensation		✓	✓	✓	✓		✓

Director Independence

Under NASDAQ listing rules, a majority of the members of the Board must be "independent directors". An independent director under NASDAQ listing rules is a person other than an executive officer or employee or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

National Policy 58-201 - Corporate Governance Guidelines of the Canadian Securities Administrators (the "CSA") recommends that boards of directors of reporting issuers be composed of a majority of independent directors.  A director is considered independent only where the board determines that the director has no "material relationship" with the Company.  Director independence of each of the current directors is determined by the Board with reference to the requirements set forth by the CSA in National Instrument 52-110 - Audit Committees, as well as the rules and regulations of the TSX, NASDAQ and SEC.

The Board has determined that each of the following seven directors nominated for election are independent: Dr. Albert Bolles, Rebecca Fisher, Dean Hollis, Katrina Houde, Diego Reynoso, Leslie Starr and Mahes S. Wickramasinghe. Brian Kocher, CEO, is currently an officer of the Company, and is therefore not considered independent. As a result, if all of the director nominees are elected at the Meeting, seven of the eight directors will be independent. These independent directors currently comprise in full the membership of each standing Board committee described in this Proxy Statement.

Annual Evaluation

The Board, each committee and each of the individual directors are assessed annually at the end of the year as part of the Company's evaluation process to determine whether the Board and its committees are functioning effectively. Directors provide feedback evaluating Board and committee effectiveness on multiple criteria. The evaluation asks questions about what was done well and what could be done better and covers a broad range of matters, including Board and committee structure and composition, Board and committee leadership, strategic planning, risk management, operational performance, Board education and Board processes and effectiveness. During this annual assessment process, each director is required to complete an individual assessment of fellow directors, which is prepared and reviewed by someone other than the directors.  The results of the Board and committee assessments are reported to, and discussed in detail at, a meeting of the full Board. Each individual director meets with the Board Chair or Corporate Governance Committee Chair to discuss any concerns or issues regarding board effectiveness.  The most recent evaluation was conducted in the fall of 2023.

Executive Sessions

The independent directors meet without management and non-independent directors at regularly scheduled in-person Board meetings, generally following meetings of the full Board. As previously noted, the Chair of the Board presides over these meetings.

Meeting Attendance

The Board held 7 duly called meetings during fiscal year 2023 and standing committees of the Board held a total of 16 meetings. Each incumbent board member attended 85% or more of the Board meetings during their service period in 2023, and 100% or more of the meetings of those committees on which they served. All directors were in attendance virtually at the 2023 Annual and Special Meeting of the Shareholders held on May 25, 2023.

Term and Age Limits

A director's term of office is from the date on which they are elected or appointed until the close of the next annual meeting. The Board believes that individual directors should be rigorously evaluated on the basis of their skills, knowledge, experience, character, attendance and contributions to the Board and the business of the Company and the specific needs and requirements of the Board without regard to their term of service or age.  At this time, the Board has, therefore, not adopted term or age limits for directors as it believes it is important to find a balance between ensuring a mechanism for fresh ideas and viewpoints while not losing the insight, experience and other benefits of continuity contributed by longer serving directors. However, as the Board recognizes that diversity of views from longer-term and newly-appointed directors can contribute to effective decision making, the Board considers the term of service of individual directors, the average term of the Board as a whole and turnover of directors in recent years when proposing a slate of nominees.

Diversity

The Board believes that directors and executive officers with diverse backgrounds, experiences and expertise benefit the Company by enabling the Board to consider issues from a variety of perspectives.  In 2015, the Board approved a separate written diversity policy, later revised in January 2022, which is available at our website at www.sunopta.com, under the "Investor Relations" link.  Among other matters, the diversity policy outlines our approach in respect of the identification and nomination of women as well as indigenous peoples, persons with disabilities or members and visible minorities (together with women, "designated groups") as directors of the Company.

In support of the Company's commitment to diversity, when selecting qualified candidates to serve on the Board, the Company considers a wide range of diversity criteria including gender, visible minorities, Indigenous people, persons with disabilities, ethnicity, sexual orientation, age, geographic location and other factors. The Board seeks to include members not only with diverse backgrounds, but also with a diverse set of skills and experience, including appropriate financial and other expertise relevant to the business of the Company, in order to find the best qualified candidates given the needs and circumstances of the Company. The Board has established specific targets relating to the identification, nomination or representation on either the Board or among executive officers based on gender. Specifically, the Company is committed to ensuring that women comprise no less than 30% of our Board and the Company also aspires to have women comprise no less than 30% of our executive team by 2030. The Board will also seek to ensure that the Board has at least two members who are "Diverse" as defined in Rule 5605(f) of the Nasdaq Stock Market ("Nasdaq Rule 5605(f)"), including (i) at least one member who self-identifies as Female and (ii) at least one member who self-identifies as an Underrepresented Minority or LGBTQ+, as such terms are defined in Nasdaq Rule 5605(f). Currently, the Board meets this requirement.

Presently, the Board is comprised of three female directors (37.5%) and five male directors (62.5%). Assuming all of the Company's nominees are elected, the Board will continue to be comprised of three female directors (37.5%) and five male directors (62.5%) who collectively represent a wide range of industries, cultural, geographic, functional and other perspectives. In addition, two of the nominees (25%) for election to the Board are a member of a designated group (other than women). The Company will continue to monitor annually the effectiveness of the Company's diversity policy, including its level of board diversity, and consider whether it would be appropriate to include additional goals for the representation of designated groups or other diversity categories in the future. In addition, the Board hopes to further expand diversity on the Board as turnover occurs while taking into account the skills, experience and knowledge desired at that particular time by the Board.

With respect to executive officer positions, currently there are two females (25%) and six males (75%) at this level within the Company. As noted above, the Company aspires to have women comprise no less than 30% of our executive officer positions by 2030. At the Vice-President level and higher, women presently comprise 7 out of 20 positions or 35%.  The Company established a Women's Leadership Program at the end of 2019 in order to assist with the growth and development of future women leaders in the Company. Through external speakers, trainings, mentor relationships, connection circles and other programs, the Women's Leadership Program provides additional training and opportunities to further assist employees in their growth and development. While the Company monitors and considers the level of representation of designated groups when appointing members of senior management, other than as noted above, it has not established any specific targets or percentage representation at this time for the executive team.

The table below illustrates the diversity of our current Board as of March 28, 2024.

Board Diversity Matrix as of March 28, 2024
Board Size:
Total Number of Directors	8
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	5	3	-	-
Number of directors who identify in any of the categories below:
African American or Black	-	-	-	-
Alaskan Native, American Indian, First Nations, Inuit or Métis	-	-	-	-
Arab	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	3	-	-
Other category	1	-	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Undisclosed	-

Code of Conduct

Each of the directors and executive officers of the Company is required to certify on an annual basis that they have reviewed and is knowledgeable as to the contents of the Company's Business Ethics and Code of Conduct (the "Code of Conduct") and is not aware of any violations of the Code of Conduct. All new employees of the Company are required to certify at the time of hiring that they have reviewed and are knowledgeable as to the contents of the Code of Conduct.  The Company monitors compliance with the Code of Conduct through management oversight and regular communications with employees. In addition, the Company has established and maintains, through an independent third-party service provider, a confidential toll-free ethics reporting hotline which all directors, officers and employees are advised of and encouraged to use to report matters which may constitute violations of the Code of Conduct.

A copy of the current Code of Conduct is available, without charge, at www.sunopta.com or upon written request to the Company at SunOpta Inc., 7078 Shady Oak Road, Eden Prairie, Minnesota 55344. Any amendments to, or waivers of, the Code of Conduct which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.sunopta.com.

Director Orientation and Continuing Education

The Company has a formal director orientation policy to ensure that all new directors receive proper orientation to facilitate the level of familiarity with the Company's practices, policies and operations required to meet Board responsibilities.

The current process to orient new directors is as follows:

1) The new director meets with the Chair of the Board and the Company's CEO to discuss various information about the Company, including history, vision, mission and values, organization structure, shareholdings, strategic plan, fiscal business plan and budget, historical and current year to date fiscal results.

2) The new director meets with the Chair to discuss the aspects of the Board such as organizational documents and Board and committee minutes for the past year, Board administration matters, expense reimbursement practices, and Company policies.

3) The new director meets with other directors of the Company and certain members of management which allows new directors an opportunity to ask questions about the role of the Board, its committees and directors and the nature and operation of the Company. Following nomination, new directors are encouraged to meet other members of management and to visit the Company's premises and view its operations.

4) New directors are provided access to the Company's continuous disclosure documents as filed with the SEC and on SEDAR, investor presentation material, the Board mandate and the Code of Conduct. New directors are required to affirm that they have read and understand the Code of Conduct.

The Company also encourages directors to attend other appropriate continuing education programs. Furthermore, the Board and its committees received a number of presentations in 2023 to expand the Board's knowledge of the Company's business, industry and principal risks and opportunities. Presentation topics included cybersecurity, ESG performance, consumer and retail trends, labor trends, employee health and safety initiatives, product development and innovation, inventory counts, productivity initiatives, risk management and insurance, aseptic plant manufacturing operations, and regulatory updates. In addition to these presentations, written materials likely to be of interest to directors that have been published in periodicals, newspapers or by legal or accounting firms are routinely forwarded to directors or included with Board and committee meeting materials.

Risk Oversight

The Board and its Committees

The Board has risk oversight responsibility and sets the tone for the appropriate management of risk tolerance while achieving strategic objectives of the Company. The Board strives to effectively oversee the Company's enterprise-wide risk management in a way that balances risk while enhancing the long-term value of the Company for the benefit of the shareholders. The Board understands that its focus on effective risk oversight is critical to setting the tone for effective risk management within the Company culture. The Board maintains an active dialogue with management to oversee existing risk management processes, and the identification, assessment, and management of the Company's most significant risk exposures. The Board receives regular updates from management about the Company's most significant risks to help it evaluate whether management is responding appropriately. During each regularly scheduled Board meeting, the Board reviews components of the Company's long-term strategic plans and associated principal issues, which includes foreseeable risks that the Company expects to face in the future.

The Board oversees risk management directly, as well as through its committees as follows:

Board Committee	Risk Mitigation Role
Audit	Reviews the Company's policies and practices with respect to risk assessment and risk management, including discussing with senior management major financial risks and the steps taken to monitor and control exposure to such risk.

Reviews quarterly updates regarding the Company's Enterprise Risk Management ("ERM") program and status of top risks through quarterly scorecards including key risk metrics vs targets and progress against action plans. As an example, the Audit Committee receives updates on initiatives and progress related to cybersecurity matters from the Chief Information Officer ("CIO") each quarter.
Corporate Governance	Considers risks related to succession planning and internal governance policies and practices
Compensation	Considers risks related to the attraction and retention of talent and risks relating to the design of executive compensation programs and arrangements

The Company's ERM Steering Committee, composed of the CEO, CFO, and Chief Administrative Officer ("CAO") and other members of senior leadership, provides regular reports and recommendations to the Board to assist the Board with its overall risk oversight function.

Management

Management executes the day-to-day risk management operations of the Company. Management is responsible for the identification, assessment, and management of risk, the implementation of approved strategic business plans and initiatives, and the operation and execution of risk management activities within authorized budgets and in accordance with corporate policies and procedures. As part of the Company's ERM program, the ERM Steering Committee meets quarterly to ensure alignment on risk management priorities, proactively identify, prioritize, and assess key risks, review the effectiveness of the Company's risk management strategies, assess progress against the risk management action plans presented by risk owners, and increase the likelihood of achieving overall Company strategy and objectives.

Cybersecurity

In 2023, the Board reviewed and discussed cybersecurity and information security measures with the CIO. The Company's cybersecurity program is reviewed by the ERM Steering Committee on a quarterly basis. The Company did not have a material cybersecurity breach during 2023.

Our cybersecurity program is strategically crafted to achieve the paramount goals of identifying, protecting, detecting, and responding to all potential risks and threats. Employing a defense-in-depth strategy, we proactively identify, investigate, and resolve vulnerabilities and security incidents in a timely manner. Continuous improvement is integral to our cybersecurity approach. Regular assessments, conducted with the expertise of external security firms against international standards, allow us to quantify our program's effectiveness. The insights gained from these assessments serve as a foundation for continuous improvement efforts. Outcomes are reported to our Audit Committee for transparency and accountability. We rely on services from a variety of third-party providers to supply things such as cloud storage and networks. On an annual basis, we review these providers to assess their risk profiles. We rely on these third parties to have their own cybersecurity programs commensurate with their risk, and we cannot ensure in all circumstances that their efforts will be successful.

Despite facing directed attacks, our systems have withstood such challenges without material interruptions to our business operations. Recognizing the potential impact of significant disruptions, we remain steadfast in our commitment to fortify our systems against evolving threats. Any significant disruption to our ability to transact business could adversely affect our business performance as well as our reputation.

Heading our cybersecurity program is our CIO. Our CIO has over 30 years of experience in Software Engineering and Information Technology/Cybersecurity and is supported by skilled professionals from our Information Technology team. This seasoned team provides regular updates to the ERM Steering Committee. Our Audit Committee and Board of Directors receive regular reports from the ERM Steering Committee, as well as directly from our CIO on a quarterly basis. These reports cover various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends, and other areas of importance.

Furthermore, our Board of Directors takes a proactive stance in overseeing our annual enterprise risk assessment. This comprehensive evaluation encompasses key risks, including those associated with security, technology, and cybersecurity threats, demonstrating our commitment to robust governance and risk management.

Succession Planning

The Board, the Corporate Governance Committee and the Compensation Committee have been successful in developing and retaining a team of directors and executives that has completed the turnaround of the Company and is now focused on driving growth. The Corporate Governance Committee works jointly with the Compensation Committee and is responsible for the normal succession planning that occurs over time, such as recruiting and evaluating new executive and director talent, as well as developing internal candidates. This process includes an ongoing evaluation, with the involvement of management, of the Company's leadership development strategies and a consideration of potential candidates, including existing Company employees. The Board and management discuss the strengths and gaps of key succession candidates, development progress over the prior year and future development plans, that include long range planning for executive development, to ensure leadership sustainability and continuity. Formal succession planning has been implemented at key positions in the Company in furtherance of this goal.

Board Committees

The Board presently has three committees, with the principal functions and membership described below.  Each committee has a charter, which is available at our website at www.sunopta.com, under the "Investor Relations" link.  The following table summarizes the current membership of each of our three Board committees.  Each of the three committees is composed entirely of independent directors.

Director	Audit Committee	Corporate Governance Committee	Compensation Committee
Dr. Albert Bolles		✓	✓
Rebecca Fisher		✓	Chair
Dean Hollis	✓		✓
Katrina Houde		✓	✓
Diego Reynoso	✓	✓
Leslie Starr	✓	Chair
Mahes S. Wickramasinghe	Chair		✓

Audit Committee

The Audit Committee's duties and responsibilities are documented in a formal Audit Committee Charter, which is reviewed annually. These duties and responsibilities include (a) providing oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and related financial reporting practices; (b) recommending to the Board the appointment and authorizing remuneration of the Company's auditors; (c) providing oversight of the adequacy of the Company's system of internal and related disclosure controls; and (d) providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations. The Audit Committee meets a minimum of four times a year to review the Company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, which are filed with the SEC in the U.S. and with applicable securities regulators in Canada.  Other meetings may be held at the discretion of the Chair of the Audit Committee.  The Audit Committee has free and unfettered access to Ernst & Young LLP, the Company's independent registered accounting firm and auditors, the Company's risk management and internal audit team and the Company's internal and external legal advisors.

The Audit Committee maintains a company-wide whistle-blower policy related to the reporting of concerns in accounting or internal controls. This policy gives all employees of the Company the option of using a hotline administered by a third party for communication of concerns dealing with a wide range of matters including accounting practices, internal controls or other matters affecting the Company's or the employees' well-being.

Our Audit Committee is currently comprised of Mahes S. Wickramasinghe (Chair), Dean Hollis, Diego Reynoso and Leslie Starr. The Board has determined that each member of the Audit Committee (1) is "independent" as defined by applicable SEC and CSA rules and NASDAQ and TSX listing rules; (2) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.  In addition, the Board has determined that Dean Hollis, Diego Reynoso and Mahes S. Wickramasinghe each meet the definition of "audit committee financial expert," as defined in SEC and CSA rules, and has appointed Mr. Wickramasinghe as Chair of the Audit Committee.

The report of the Audit Committee appears under the heading "Report of the Audit Committee" below.

The Audit Committee met formally seven times during fiscal 2023.

Corporate Governance Committee (Nominating Committee)

The Corporate Governance Committee's duties and responsibilities are documented in a formal Corporate Governance Committee Charter, which is reviewed annually. These duties and responsibilities include: (a) identifying individuals qualified to become members of the Board, and selecting or recommending director nominees; (b) developing and recommending to the Board corporate governance principles applicable to the Company; (c) leading the Board in its annual review of the performance of the Board; (d) recommending to the Board director nominees for each committee; (e) discharging the responsibilities of the Board relating to compensation of the Company's directors; (f) leading the Board in its annual review of the performance of the CEO; and (g) regularly assessing the effectiveness of the Company's governance policies and practices.

The Corporate Governance Committee, in its capacity as the Nominating Committee, concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates.  The Nominating Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, the Nominating Committee will consider certain necessary criteria that a candidate should meet, which would include the following: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience but, particularly, industry experience; (c) be able and willing to devote the required amount of time to the Company's affairs, including attendance at Board and committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management's plans and programs; and (e) be committed to building sound, long-term Company growth.  The Nominating Committee also takes into consideration the range of skills and expertise that should be represented on the Board, geographic experience with businesses and organizations, and potential conflicts of interest that could arise with director candidates.  Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate.  If a candidate continues to be of interest, additional information about them is obtained through inquiries to various sources and, if warranted, interviews.  The Company adheres to its diversity policy and seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

A shareholder may recommend a person as a nominee for election as a director at the Company's next annual meeting of shareholders by writing to the Secretary of the Company.  In order for a shareholder to formally nominate a person for election as a director, including by submitting a shareholder proposal in accordance with the CBCA, the shareholder must comply with the Company's Advance Notice By-Law.  See "Proposal One - Election of Directors - Advance Notice By-Law" and "Shareholder Proposals for 2023 Annual Meeting of Shareholders; Shareholder Communications."

Our Corporate Governance Committee is currently comprised of Leslie Starr (Chair), Dr. Albert Bolles, Rebecca Fisher, Katrina Houde and Diego Reynoso, each of whom has been determined by the Board to be independent.

The Corporate Governance Committee met formally four times during fiscal 2023.

Compensation Committee

The Compensation Committee's duties and responsibilities are documented in a formal Compensation Committee Charter, which is reviewed annually. These duties and responsibilities include to (a) reward executives for long-term strategic management and enhancement of shareholder value; (b) support a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company's performance compared to the performance of similarly situated companies; (c) attract and retain executives whose abilities are considered essential to the long-term success and competitiveness of the Company through the Company's salary administration program; (d) align the financial interests of the Company's executives with those of the shareholders; and (e) ensure fair and equitable treatment for all employees.

The function of the Compensation Committee is to determine the compensation of the CEO as well as to review and approve the compensation recommended by the CEO for certain officers of the Company and to review overall general compensation policies and practices for all employees of the Company. In addition, this committee oversees the administration of the Company's Amended 2013 Stock Incentive Plan and the Company's Amended and Restated 2002 Stock Option Plan (collectively, the "Stock Incentive Plans"), Employee Stock Purchase Plan and any other incentive plans that may be established for the benefit of employees of the Company.

The Board's Compensation Committee is currently comprised of Rebecca Fisher (Chair), Dr. Albert Bolles, Dean Hollis, Katrina Houde and Mahes Wickramasinghe. The Board has determined that the Compensation Committee consists entirely of "non-employee directors," within the meaning of Rule 16b-3 under the Exchange Act, "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and "independent directors" within the meaning of NASDAQ listing rules and National Policy 58-201 - Corporate Governance Guidelines of the CSA.

Our Compensation Committee has deep experience with compensation matters. Specifically:

  Ms. Fisher, with her tenure as Compensation Chair for four years, a Chief Human Resource Officer, HR and Business Consultant, and Senior Human Resource Executive, brings over 30 years of significant experience in executive compensation, aligning performance goals and incentives through performance management, developing succession plans through talent management, and building strong purpose-driven and values-based cultures. Her previous roles as Compensation Chair on other boards and as a board advisor further underscore her depth of knowledge.
  Mr. Hollis, as the former President and Chief Operating Officer of the Consumer Foods Division of ConAgra Foods, was responsible for employee annual performance and salary reviews and has extensive compensation related experience as a Chair and member of compensation committees of other publicly traded organizations.
  Ms. Houde, through her prior experience as a senior executive as well as a prior chair of the Company's Compensation Committee, has significant experience in compensation-related matters.

The report of the Compensation Committee appears under the heading "Executive Compensation―Compensation Committee Report" below.

The Compensation Committee met formally five times during fiscal 2023.

Compensation Committee Interlocks and Insider Participation

No member of our current Compensation Committee has served as one of our officers or employees at any time over the past year. None of our executive officers serves as a member of the compensation committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Insider Ownership Guidelines for Directors, Officers and Executives

On March 1, 2021, the Board reviewed the current insider ownership guidelines and approved certain revisions to the policy regarding how compliance with the policy is determined.  These guidelines are reviewed on an annual basis and are intended to align the interests of directors and management with those of our shareholders.

The insider ownership guidelines encompass the following parameters:

1. Insider ownership guidelines are mandatory for all non-employee members of the Board and members of the Senior Leadership Team. All persons covered by these guidelines will have the option to request an exemption from these requirements based on consideration of their personal circumstances by the Compensation Committee.

2. Stock ownership targets established as follows:

a. Chief Executive Officer - five times base salary

b. Directors - five times annual cash retainers

c. Other NEOs (includes Chief Financial Officer and three most highly compensated officers) - two times base salary

d. All other Senior Leadership Team members - one times base salary

3. Participants may satisfy their ownership guidelines with Common Shares in these categories: shares owned directly, shares owned indirectly (e.g., by a spouse or a trust), shares represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by SunOpta or an affiliate, unvested, time-based RSUs, and value of "in the money", unexercised options.

4. Participants will be deemed to have satisfied the applicable insider ownership guidelines if the value of such Common Shares equals or exceeds such amount, as calculated using the average trading price of the stock over the previous 90 calendar day period.

5. All participants are provided a five-year transition period to be in compliance with the ownership target. At the end of that period, the CEO, other NEOs and the Senior Leadership Team not in compliance will receive 50% of all subsequent short-term incentive payments in the form of equity until such time as the minimum holding is established.

As of March 28, 2024, five of the eight directors were in compliance with the mandatory guidelines. All but two of the executive officers of the Company were in compliance with the guidelines. The three directors and two executive officers who currently do not meet the insider ownership guidelines are still within their respective transition period.

Compensation of Directors

Annual compensation for non-employee directors is comprised of cash and equity-based compensation. Cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Equity compensation is comprised of an annual grant of RSUs.

Non-employee directors may elect to receive stock in lieu of cash compensation, including from 50% to 100% of the cash amount.  Also, non-employee directors have the option to defer receipt of annual equity compensation that would otherwise be payable to them, subject to compliance with the Company's Non-Employee Director Stock Deferral Plan and Section 409A of the Internal Revenue Code.

Effective June 2023, the Board established the following schedule for non-employee director compensation:

i. Annual cash retainer of:

  $75,000 for serving as a director;
  $70,000 for serving as the Chair of the Board;

  $20,000 for serving as the Chair of the Audit Committee;
  $15,000 for serving as the Chair of the Compensation Committee;
  $10,000 for serving as the Chair of the Corporate Governance Committee;
  $6,000 for serving on the Audit Committee; and
  $3,000 for serving on other committees.

ii. Annual equity compensation:

  RSUs valued at $105,000 with a 12-month vesting period

The following table summarizes total compensation paid to our non-employee directors for fiscal year 2023.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Dr. Albert Bolles	71,250	105,000	176,250
Rebecca Fisher	85,500	105,000	190,500
Dean Hollis	146,500	105,000	251,500
Katrina Houde	78,750	105,000	183,750
Diego Reynoso	39,950	105,000	144,950
Leslie Starr	78,250	105,000	183,250
Mahes S. Wickramasinghe	95,250	105,000	200,250

(1) The fair value, as shown in this table, is determined in accordance with FASB ASC Topic 718 based on the number of RSUs granted and SunOpta's closing stock price on the date of grant. The number of RSUs granted in June 2023 was determined by dividing the scheduled Annual Equity Compensation by SunOpta's closing stock price on the grant date. RSUs vest on the first anniversary of the grant date.

(2) Includes the fair market value of Common Shares issued in lieu of cash retainers, including elections of $35,625 for Dr. Bolles, $85,500 for Ms. Fisher, $146,500 for Mr. Hollis, $20,125 for Ms. Houde, and $47,625 for Mr. Wickramasinghe.

The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company but, for independent directors, should not be so significant as to compromise independence.

All our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of our Board or its committees and for other reasonable expenses related to the performance of their duties as directors.  The Board believes that our non-employee director compensation package is competitive with the compensation offered by other companies and is fair and appropriate considering the responsibilities and obligations of our directors.

Penalties and Sanctions and Personal Bankruptcies

Except as disclosed below, none of the proposed nominees for election to the Board:

1) is, as at the date of this Proxy Statement, or was within ten years before the date of the Proxy Statement, a director or chief executive officer or chief financial officer of any company (including the Company) that:

(i) was the subject of an order (as defined in Form 51-102F5 made under National Instrument 51-102 of the CSA) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer, or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer, or chief financial officer; or

2) is at the date hereof, or has been within ten years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its  assets; or

3) has, within the ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Ms. Starr was appointed as a director of Chesapeake Energy Corporation ("Chesapeake") on September 11, 2017.  Similar to many other oil and gas companies, Chesapeake found itself in the midst of a "double black swan event" in the spring of 2020: an emerging global pandemic that sapped demand, and an oil price war that flooded the market with supply. After exploring all available alternatives and on the advice of its legal and financial advisors, the board of directors authorized Chesapeake to file for restructuring proceedings under Chapter 11 of the United States Bankruptcy Code, which proceedings commenced in June 2020. On February 9, 2021, following the approval and effectiveness of a confirmed plan of reorganization, Chesapeake emerged from bankruptcy protection with its creditors assuming ownership of the company and the board of directors was discharged of its duties.

The foregoing information, not being within the knowledge of the Company, has been furnished by the directors.

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PROPOSAL TWO - APPOINTMENT AND REMUNERATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

Appointment of Independent Registered Public Accounting Firm and Auditor

The Audit Committee of the Board has selected Ernst & Young LLP ("EY") as the Company's independent auditor for the 2024 fiscal year. EY has served as our auditors since 2021. We are requesting our shareholders to vote at the Meeting to appoint EY as the Company's independent registered public accounting firm and auditor and to authorize the Audit Committee to fix their remuneration. One or more representatives of EY will attend the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders in attendance.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the appointment of EY as the Company's independent registered public accounting firm and auditor and FOR authorizing the Audit Committee to fix their remuneration. In the event that shareholders do not appoint EY as the Company's auditors at the Meeting and another accounting firm is not appointed, the Audit Committee will reconsider its recommendation and the Board will select another accounting firm to serve as the Company's independent registered public accounting firm and auditor.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of the proposal constitute a majority of the total votes cast on the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but will have no effect on the results of the vote. Brokers and other nominees will have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

Auditor Fees

The following table sets forth fees for professional services provided by EY for each of the last two fiscal years (including out-of-pocket expenses):

	Fiscal 2023	Fiscal 2022
Fee Category	($)	($)
Audit Fees(1)	1,740,055	1,550,872
Audit-Related Fees(2)	173,600	479,000
Tax Fees(3)	166,100	279,140
All Other Fees	-	-
Total	2,079,755	2,309,012

(1) Audit fees include fees related to the integrated audit of the Company's annual consolidated financial statements and internal control over financial reporting and reviews of financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2) Audit-related fees relate to financial due diligence services in connection with the divestiture of the Company's frozen fruit business in October 2023.

(3) Tax fees relate to tax advice and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has a policy for the pre-approval of audit and non-audit services that may be provided by the Company's independent registered public accounting firm. The Audit Committee's policy is to require pre-approval for all audit and permissible non-audit services provided by the Company's external auditor prior to their engagement with the exception that management is authorized to engage the external auditor in respect of services to the extent that (a) such required services could not reasonably be completed by another firm (e.g. assistance with responses to continuous disclosure review comment letters from regulatory authorities, comfort letters, consent letters, statutory audits), (b) each individual engagement is not more than $50,000, and (c) the aggregate for all engagements does not exceed $100,000. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented to the full Audit Committee for consideration at the next scheduled Audit Committee meeting. All audit and non-audit services performed by EY during the fiscal year ended December 30, 2023 were approved in accordance with this policy.

Financial Information Systems Design and Implementation Fees

No fees were billed to the Company by EY during any of the last two fiscal years for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of the Company assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal controls. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which can be found on SunOpta's website at www.sunopta.com.  For the fiscal year ended December 30, 2023, the members of the Audit Committee were Dean Hollis, Diego Reynoso, Leslie Starr and Mahes Wickramasinghe, each of whom meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and applicable independence requirements of the NASDAQ listing rules and National Instrument 52-110 - Audit Committees of the CSA.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 30, 2023 with the Company's management. The Audit Committee has discussed with EY, the Company's independent registered public accounting firm and auditor, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY communications with the Audit Committee concerning independence, and has discussed with EY its independence.

In reliance on the review and the discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2023, for filing with the SEC and applicable Canadian securities regulators.

This report has been submitted by Dean Hollis, Diego Reynoso, Leslie Starr and Mahes S. Wickramasinghe, all members of the Audit Committee at the time the foregoing financial statements were recommended for inclusion in the Company's Form 10-K.

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

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PROPOSAL THREE - ADVISORY VOTE REGARDING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background

The Board understands that our shareholders have a meaningful interest in our executive compensation policies and believes that shareholders should have the opportunity to fully understand the objectives, philosophy and principles the Board has used to make executive compensation decisions. In order to ensure an appropriate level of director accountability to the Company's shareholders and that shareholders have an opportunity to engage with the Board about executive compensation matters, the Company seeks an advisory, non-binding vote on an annual basis from shareholders on the Company's executive compensation practices in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act. The next such advisory vote regarding compensation of NEOs will occur in connection with the 2025 Annual Meeting of Shareholders.

Resolution

In accordance with Company policy and Section 14A of the Exchange Act, we are asking shareholders to indicate their support for the compensation of the NEOs.  This proposal, commonly known as a "say-on-pay" proposal, gives shareholders the opportunity to express their views on the NEOs' compensation.  Accordingly, we will ask shareholders to vote "FOR" the following resolution at the Meeting.

"RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company's Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and narrative discussion under the Executive Compensation caption."

The "say-on-pay" vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board.  The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors; Vote Required

The Board of Directors recommends that the shareholders vote FOR the advisory resolution regarding the compensation of the Company's NEOs.

This proposal will be approved if a quorum is present at the Meeting and the votes cast in favor of this proposal constitute a majority of the total votes cast on this proposal. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but will have no effect on the results of the vote. Brokers and other nominees will not have discretionary authority to vote your shares if you hold your shares in street name and do not provide instructions as to how your shares should be voted on this proposal.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Compensation Discussion and Analysis

Dear Fellow Shareholder,

We are pleased to provide you with SunOpta's Compensation Discussion and Analysis ("CD&A") which is designed to help you understand SunOpta's approach to executive compensation.

Compensation Decision Highlights

SunOpta is a pioneer, fueling the future of sustainable, plant-based foods and beverages. We operate as a manufacturer for leading natural and private label brands and also produce our own propriety brands, including SOWN®, Dream® and West Life™. The core of our product portfolio is a range of plant-based beverages, including oat, almond, soy, coconut and rice milks and creamers, which have a favorable climate profile relative to traditional dairy milks in terms of lower carbon emissions and water usage. Our plant-based offerings include non-genetically modified, organic, and gluten-free products. Our consumer products portfolio also includes protein shakes, teas, broths, and fruit snacks. In October 2023, we completed the divestiture of our commodity-based frozen fruit business ("Frozen Fruit"), in order to focus on value-add products in plant-based and healthy snack categories.

As of December 31, 2023, we employed 1,174 full-time employees in North America. Our average employee has over four years of service. In 2023, our voluntary turnover was 20% (down from 22% in 2022) across the Company. We continue to focus on increasing employee retention by implementing retention programs and initiatives to increase employee engagement. Employee health and safety is paramount to our success. In addition to our safety training and initiatives at our manufacturing facilities, we track our Total Recordable Incident Rate (TRIR) which ended the year at 1.02, compared to a goal of 1.3.

We want to inspire our employees through our culture. We expect our executives and employees to exhibit behaviors of speed, entrepreneurship, customer-centricity, passion, dedication, and problem solving, while creating shareholder value and growing the business.

To align the executives with the objectives, values and business results of the Company, the Compensation Committee continues to emphasize the following principles for compensating executives:

  To focus on adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") as the key financial measure for short-term incentives; and
  Provide long-term incentives that are significantly performance-based, emphasizing adjusted EBITDA growth and sustained long-term stock price increases.

The Compensation Committee believes that this strategy positions the Company to create shareholder value and align the interests of shareholders and management.  As a result of the financial performance delivered in fiscal year 2023:

  Partial target payout was made under the 2023 Short-Term Incentive Plan ("STIP"), as the adjusted EBITDA was between the minimum threshold and the target for payout. The PSUs associated with the 2023 STIP vested on April 1, 2024.
  Performance for the relative TSR metric was calculated at the end of December 2023 for the 2021 Annual Long-Term Incentive Plan ("LTIP") PSUs. The threshold level of performance required for a payout was not met and therefore none of the 2021 LTIP PSUs will vest as scheduled on April 15, 2024.

In connection with the divestiture of Frozen Fruit, the Compensation Committee approved a one-time special cash incentive bonus for each of Ms. Jill Barnett, CAO, and Mr. Scott Huckins, former CFO, in the amounts of $750,000 and $500,000, respectively, for successful completion of the transaction. The Compensation Committee also approved a retention bonus of $500,000 for Ms. Barnett provided that she remains employed by the Company through June 30, 2024.

Conclusion

The executive compensation programs are intended to drive shareholder value creation, emphasize pay for performance and provide a framework to effectively attract and retain talent. As we implement these philosophies, we take the preferences and perspectives of our shareholders seriously. We welcome constructive dialogue regarding the opportunities available to the Company and the executive compensation arrangements we institute to align with these opportunities.

More complete details of our compensation program and actions are provided in the remainder of this CD&A, specifically:

  Compensation Philosophy
  Elements of Compensation
  Other Aspects of the Compensation Program
  Compensation Tables
  Potential Payments on Termination or Change of Control and Tables
  CEO Pay Ratio
  Pay Versus Performance

Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

The Compensation Committee of SunOpta Inc.:

Rebecca Fisher - Chair

Dr. Albert Bolles

Dean Hollis

Katrina Houde

Mahes Wickramasinghe

Say on Pay Vote Recommendation
We believe that shareholder support for our compensation programs is warranted, for all the reasons described herein, and we ask for your vote in support.

Previous Say on Pay and Shareholder Engagement

The Board and Compensation Committee are committed to the concept of pay-for-performance. Consequently, our executive compensation programs are designed to reward achievement and over-achievement of goals, and to penalize performance shortfalls. We have historically received positive support from our shareholders on our executive compensation programs and at the 2023 Annual and Special Meeting of the Shareholders, approximately 89% of the shares voted were in favor of the advisory resolution to support executive compensation.

Compensation Practices

The Compensation Committee utilizes best practices in governing our executive compensation programs.  Therefore, there are certain things that we do and do not do, as a matter of practice:

What we DO	What we DO NOT do

☒ Tie executive pay to results achieved by weighting variable pay heavily in our pay mix

☒ Use equity to drive a long-term perspective aligned with shareholders

☒ Promote stock ownership with competitive stock ownership guidelines

☒ Consider shareholder perspectives in our program designs

☒ Maintain a clawback policy which meets or exceeds regulatory requirements

☒ Use double-trigger change in control provisions for all non-pro rata payouts under cash and equity incentive plans

☒ Maintain a cap on our short-term and long-term incentive payouts

☒ Assess our pay-for-performance relationship and conduct a compensation risk assessment annually

☒ Use a size- and industry-appropriate peer group to benchmark and assess pay competitiveness annually

☒ Provide change-in-control severance payments exceeding market norms

☒ Allow stock option repricing or discounted stock option granting

☒ Offer change-in-control tax gross-ups under any circumstances

☒ Pay dividends or dividend equivalents on unearned or unvested performance shares

☒ Allow our executives or directors to hedge or pledge Company stock

☒ Provide excessive perquisites

Compensation Philosophy

Our executive compensation philosophy and the policies that support it are intended to reward our executives for the achievement of long-term strategic goals and their efforts to enhance shareholder value. The philosophy fosters a performance-oriented environment that rewards achievement of internal Company goals and shareholder value creation.  Our pay-for-performance philosophy is based on these objectives.

Compensation opportunities provided to executives are intended to approximate market median pay levels, assuming the targeted level of performance is delivered.  Performance targets are generally set in relation to the Company's internal budget goals. Then, using the target as the starting point, upside and downside payout ranges around the target are developed.  These ranges provide additional compensation opportunity to executives if results exceed targets, while penalizing under-performance. Through this design, our executive compensation program motivates our team, while delivering true 'pay-for-performance' from a shareholder perspective.

Peer Group

In order to help ensure the competitiveness of our executive compensation, the Compensation Committee considers competitive compensation practices from relevant sources. To do this, we review general market survey data as well as comparisons from our executive compensation peer group. Our peer group is reviewed by the Compensation Committee on an annual basis.

For 2023, the peer group consisted of the following 14 companies:

2023 Peer Group - 14 Companies
B&G Foods, Inc. BellRing Brands, Inc. Beyond Meat, Inc. Calavo Growers, Inc. Cal-Maine Foods, Inc.	Hain Celestial Group, Inc. J&J Snack Foods Corp. John B. Sanfilippo & Son Lancaster Colony Corp Seneca Foods Corporation	The Simply Good Foods Co Treehouse Foods, Inc. Utz Brands, Inc. Vital Farms, Inc.

In addition to market comparisons, compensation decisions are informed by other external and internal factors:

  Overall Company Performance: Financial and operational performance informs compensation affordability.
  Individual Contributions: Efforts by individuals that position the Company for long-term success.
  Responsibilities: Any changes in an executive's job responsibilities.
  Internal Equity: Each role's relative importance in delivering shareholder value.

To support the Compensation Committee in making its determinations, the Compensation Committee has retained the services of Pearl Meyer as its independent executive compensation consultant. The Compensation Committee has reviewed and confirmed the independence of Pearl Meyer.  Pearl Meyer provides services at the direction of the Compensation Committee, and the Compensation Committee has specific authority in managing all work by Pearl Meyer.

Elements of SunOpta's Compensation Program

To meet our compensation philosophy, we provided the following compensation components in 2023:

Type of Compensation	Element	Purpose	Key Features
FIXED	Base Salary	Fixed pay	Amounts reflect individual responsibility, performance, experience, and other internal and external factors Reviewed annually by the Compensation Committee
VARIABLE	STIP	Cash/Equity incentive to reach or surpass annual goals	Specific metrics are determined annually by the Compensation Committee Ties pay to performance STIP is denominated in cash or PSUs based on employee grade level
	LTIP	Multi-year incentives to reach or surpass longer-term goals Aligns with shareholder interests Promotes ownership mentality
  PSUs only vest if the Company achieves predefined performance hurdles for the three-year performance period, subject to continued employment through the vesting date
  Stock options only provide value on the stock price growth over the option's term and vest ratably over three years (equal annual installments)
  RSUs vest ratably over three years (equal annual installments)

OTHER	Benefits and Perquisites	Elements and levels necessary to be competitive	Generally, part of a broad-based set of employee benefit plans, with the exception of the executive physical program recently added Very limited use of additional perquisites
	Post-Employment Compensation (Severance and Change-in-Control)	Continuity of leadership, bridge for individual in the event of involuntary termination Encourages assessment of potential transactions with focus on shareholder interests
  Double-trigger provisions for cash change-in-control severance in all agreements
  Double-trigger equity vesting in all agreements
  Non-compete (if not prohibited by law) and non-solicitation restrictions required in new agreements

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In 2023, target compensation was delivered primarily through variable pay (STIP and LTIP) for the CEO and the other NEO's. As these charts illustrate, our compensation design is intended to deliver a significant portion of our senior executives' total target compensation in the form of pay-at-risk.  The percentages represent the average annual compensation program.

For 2023, the following individuals were the Company's Named Executive Officers ("NEOs"):

Executive	Role
Joseph Ennen	Chief Executive Officer
Greg Gaba	Chief Financial Officer
Jill Barnett	Chief Administrative Officer
Chris Whitehair	Senior Vice President, Supply Chain
Chad Hagen	Chief Customer Officer
Michael Buick	Former SVP and General Manager of Plant-Based Foods and Beverages
Scott Huckins	Former Chief Financial Officer and General Manager of Fruit-Based Foods and Beverages

Effective October 9, 2023 and October 13, 2023, respectively, Michael Buick, Senior Vice President and General Manager of Plant-Based Foods and Beverages ("PBFB") and Scott Huckins, CFO and General Manager of Fruit-Based Foods and Beverages ("FBFB") left the Company. With their departures, we eliminated the position of General Manager and adopted a centralized functional structure reporting directly to the CEO. Effective October 13, 2023, Greg Gaba, our former Vice President Corporate Finance and Deputy CFO, was appointed CFO of the Company.

Base Salary

For fiscal year 2023, consistent with the compensation philosophy noted above, base salary levels for executive officers were set based on assessments of the Company's performance, each individual's performance, external market comparisons and other external and internal factors.

The amounts below are the base salary rates of the NEOs as of December 30, 2023.

Executive	Base Salary	Prior Base Salary
Joseph Ennen	$810,000	$780,000
Greg Gaba(1)	$420,000	$313,224
Jill Barnett	$436,000	$420,000
Chris Whitehair	$435,000	$420,000
Chad Hagen	$365,000	$350,000

(1) Mr. Gaba's prior base salary is converted from CAD to USD using the one-year average exchange rate for 2023 of $0.7408 CAD to $1 USD.

Short-Term Incentive Plan

The purpose of the STIP is to establish alignment across the organization and recognize individuals' impact on organizational performance, focusing employees on desired behaviors which link to demonstrated results.

For fiscal 2023, the STIP aligned with the goal of accelerating EBITDA performance relative to the fiscal 2022, while maintaining rigorous expectations for quality and safety. To focus on the achievement of these improvements, as well as measure individual performance, adjusted EBITDA and an individual component were the factors that determined an individual's bonus payout. The Compensation Committee believes that the use of adjusted EBITDA in the STIP heightens management's focus on implementing and delivering the operational improvements.

In 2023, there was one STIP covering all STIP eligible employees, which contained two components worth 50% each. The company component was dependent on the achievement of 2023 adjusted EBITDA and could range between 0-200%. The individual component was based on an employee achieving their individual goals for 2023 and could range between 0-200% as determined by the employee's annual review rating. No payout occurs on the individual component unless the company component is met.

Employees eligible for STIP were allocated into one of two groups: a cash payout group or an equity payout group.  The cash payout group included employees below manager level, and the equity payout group included employees at a manager level or above.  Each participant in the equity payout group received a PSU grant valued at their STIP target, with the number of shares to vest being dependent on the individual's overall payout percentage. The cash payout group's STIP was to be paid out in cash, dependent on the results of adjusted EBITDA and the individual component.  If, as a result of over performance by the Company, an employee's bonus payout exceeded 100% of target, then an incremental cash bonus would be paid out to employees in either group. No additional performance shares would be granted if the payout exceeded 100% of target. This structure is consistent with the desire to maintain pay and performance alignment.

With the divestiture of Frozen Fruit, the Compensation Committee approved revisions to the adjusted EBITDA targets previously approved for the 2023 STIP to exclude the results of operations of Frozen Fruit for third and fourth fiscal quarters of 2023. The revised parameters established for the Company component of the STIP were as follows:

Measure	Threshold (50% payout)	Target 100% Payout	Maximum (200% Payout)
SunOpta Adjusted EBITDA(1)	$ 77.3 million	$91 million	$116 million

(1) SunOpta Adjusted EBITDA is measured as operating income plus depreciation, amortization, stock-based compensation and certain other adjustments that are considered one-time or unusual in nature, as calculated by the Company based on the Company's audited financials and consistent with the Company's calculation of adjusted EBITDA as a non-GAAP financial measure reported to its shareholders.

Each NEO had the following range of short-term incentive opportunities in 2023.

Executive	Threshold Payout % of Salary	Target Payout % of Salary	Maximum Payout % of Salary
Joseph Ennen	62.5%	125%	250%
Greg Gaba(1)	30%	60%	120%
Jill Barnett	30%	60%	120%
Chris Whitehair	25%	50%	100%
Chad Hagen	25%	50%	100%
Scott Huckins	37.5%	75%	150%
Michael Buick	30%	60%	120%

(1) The Annual Target STIP percentage is Mr. Gaba's current STIP target percentage. His annual award was prorated based upon his time in the CFO role.

If adjusted EBITDA performance was below threshold, there would be no payout. If performance was above maximum, the payout would be capped at the levels noted above. In 2023, adjusted EBITDA performance triggered a company component payout of 81.6%.

The below table represents the 2023 STIP payout determination for each NEO as the result of the company and individual components:

Executive	Company Component Percentage	Individual Component Percentage	Total Payout of Target STIP Percentage	Final Result (No. of STIP PSUs vesting)(1)
Joseph Ennen	81.6%	81.6%	81.6%	81.6% STIP PSUs vest
Greg Gaba	81.6%	81.6%	81.6%	81.6% STIP PSUs vest
Jill Barnett	81.6%	101.6%	91.6%	91.6% STIP PSUs vest
Chris Whitehair	81.6%	81.6%	81.6%	81.6% STIP PSUs vest
Chad Hagen	81.6%	81.6%	81.6%	81.6% STIP PSUs vest
Michael Buick(2)	-	-	-	-
Scott Huckins(2)	-	-	-	-

(1)    2023 STIP PSUs were granted to each NEO on June 19, 2023 and vested on April 1, 2024.

(2)  Mr. Buick and Mr. Huckins departed the Company in October 2023. All of their STIP PSUs were forfeited after their departure in accordance with the terms of the Company's STIP.

Long-Term Incentives

In fiscal year 2023, the LTIP was unchanged from the design in 2022. Similar to the 2022 LTIP, the 2023 LTIP is a one-year plan with a three-year performance period.

Specific details and design attributes of the 2023 plan are summarized below:

PSUs:

  Number of shares earned is determined based on the Company's Total Shareholder Return ("TSR") performance relative to the identified Russell 3000 Food and Beverage companies (62 in total) as calculated below and the participant's continued employment through the vesting date, which is April 15, 2026.

Relative TSR vs. Russell Food and Beverage
Performance Hurdle	Portion of PSUs that will vest
≥ 90th Percentile	200%
75th Percentile	125%
50th Percentile	100%
25th Percentile	25%
< 25th Percentile	0%
  Achievement of the performance hurdle is determined by calculating the TSR for the Company and each of the companies in the Russell 3000 Food and Beverage designated index using a 20-trading day average closing price as of December 31, 2025. The following parameters apply to the calculation: dividends and cash equivalent distributions for a company is considered reinvested; any company that ceases trading prior to the calculation timeframe is excluded from the beginning and ending calculation (e.g., acquired companies and financial distressed companies); and performance is interpolated between scale points (between threshold and target, target and 75th, and 75th and maximum).
  Vesting of any achieved performance hurdle will occur on April 15, 2026.

Stock Options:

  Vesting provisions are ratable over three years (in equal annual installments) with a term of ten years.

RSUs:

  Vesting provisions are ratable over three years (in equal annual installments).

The Compensation Committee believes the performance-based awards described above provide significant alignment between the interests of the Company's shareholders and the executives because the PSUs will not vest without the achievement of the relative TSR performance hurdles, and stock options only provide value in the event of a stock price increase. Additionally, the vesting provisions in all awards provide additional retention incentive to each of the executives.

With the exception of grants to Mr. Gaba, 2023 LTIP grants were issued at a reduced rate of  the 2023 Annual Target LTIP (as a percentage of base salary) noted in the table below in order to balance the 2022 LTIP grants that were issued at an accelerated rate of 125% of the 2022 Annual Target LTIP such that the long-term value of the program over the two-year period averaged 100% of the executive's target. The 2023 LTIP grants were divided between PSUs (50%), RSUs (25%) and stock options (25%), based on the 30-day average stock price as of July 10, 2023. Executives were given the choice to exchange their RSUs for stock options at a 3:1 ratio of options to RSUs. Mr. Huckins, Mr. Buick and Mr. Hagen elected to exchange 100% or 50% of their RSUs for options.

Executive	Annual Target LTIP (% of Salary)	LTIP Options (# of Options)	LTIP PSUs (Target # of Units)	LTIP RSUs (# of units)
Joseph Ennen	371%	143,810	165,199	82,600
Greg Gaba(1)	85%	26,094	14,988	14,988
Jill Barnett	85%	18,654	21,429	10,715
Chris Whitehair	65%	14,717	16,906	8,453
Chad Hagen	65%	23,024	14,208	3,552
Michael Buick	70%	39,232	16,550	0
Scott Huckins	140%	116,820	49,280	0

(1) The Annual Target LTIP percentage is Mr. Gaba's current LTIP target percentage. For 2023, Mr. Gaba's annual LTIP award was divided between 1/3 PSUs, 1/3 RSUs and 1/3 Options, which is how we allocate annual LTIP awards at the Vice-President level, and prorated based upon his time in his prior role and the CFO role.

Mr. Gaba was granted a special one-time award of restricted stock units (the "CFO Special RSUs") in an amount determined by dividing $300,000 by the closing price of the Company's common stock as reported on Nasdaq on the Effective Date. The Special RSUs were granted effective on the date of grant and are initially 100% unvested and subject to forfeiture. One-third of the Special RSUs vest on each of the first three (3) anniversaries of the date of grant, subject to Mr. Gaba's continued employment with the Company.

Based on the Company's fiscal 2023 financial performance, the 2021 LTIP PSU metrics were not attained so all of the 2021 LTIP PSUs scheduled to vest on April 15, 2024 were forfeited as of March 2024.

CEO Succession and Equity Grants

On December 6, 2023, the Company announced the hiring of Brian Kocher as CEO, effective January 2, 2024, due to the planned retirement of Joseph Ennen.  In connection with Mr. Kocher's hiring, the Board of Directors approved an inducement equity award to Mr. Kocher, which included 144,404 RSUs ("CEO Special RSUs"), 74,000 RSUs reflecting the number of

Common Shares purchased by Mr. Kocher in the open market during the 75 calendar days following commencement of Mr.

Kocher's employment ("CEO Matching RSUs"), 230,804 stock options ("CEO Special Stock Options") and 288,808 PSUs at target ("CEO Special PSUs"). The CEO Special RSUs, CEO Matching RSUs, and CEO Special Stock Options vest in three equal annual installments beginning January 2, 2025, subject to Mr. Kocher's continued employment with the Company through the applicable vesting date. The vesting of the CEO Special PSUs is based on the Company's TSR performance relative to the identified Russell 3000 Food and Beverage companies as calculated in the Long-Term Incentives section above and Mr. Kocher's continued employment through the vesting date, which is April 15, 2027.

Executive	Inducement Options (# of Options)	Inducement PSUs (Target # of Units)	Inducement RSUs (# of Units)
Brian Kocher	230,804	288,808	144,404

As part of the succession plan, on December 4, 2023, the Board of the Company accepted the resignation of Mr. Ennen as CEO and Director of the Company effective January 2, 2024, in connection with Mr. Ennen's planned retirement. Between January 2, 2024 and April 1, 2024, Mr. Ennen served as Advisor to the Company, reporting to Dean Hollis, Chair of the Board, to provide transition services to facilitate an orderly transfer of the CEO role. In connection with Mr. Ennen's role as Advisor, Mr. Ennen entered into an amendment (the "Amendment") to his employment agreement providing, among other things, that certain unvested RSUs and stock options granted to Mr. Ennen as part of the Company's Amended 2013 Stock Incentive Plan would accelerate and immediately vest on April 1, 2024, and certain unvested PSUs may continue to vest as specified in the Amendment. In addition, Mr. Ennen is eligible to participate in the Company's 2024 STIP on a prorated basis.

Other Compensation

Our executive officers are eligible to receive the same types of benefits that we make available to other employees, including:

  Group health benefits, which includes medical, dental, vision and prescription drug coverage, group life insurance and short-term and long-term disability plans; and
  Retirement benefits in the form of a 401(k) plan for U.S. employees and a Registered Retirement Savings Plan match for Canadian employees.

In recent years, we have substantially reduced the scope of perquisites for executives, such as the phasing out of automobile allowances at the executive levels. At this time, only one of our NEOs, Mr. Hagen, has an automobile allowance. In 2021, the Company enrolled in the Executive Health Program at Mayo Clinic for use by its executive officers. The Company agreed to pay up to $5,000 for out-of-pockets costs incurred for any executive participating in this program. For additional information regarding other compensation during 2023, see the "All Other Compensation" column in the Summary Compensation Table which follows.

We have entered into employment or other agreements with our NEOs, most of which provide for certain benefits upon a change of control of the Company or upon a termination of employment by the Company without cause. These arrangements are intended to meet both business and human resources needs, encouraging the executives to weigh potential transitions based on shareholder interests, rather than personal ones, and to provide a measure of security to executives in the event of actual or potential change in corporate ownership/control. The potential benefits received by the NEOs in connection with a change-in-control or termination of employment under certain circumstances below under "Estimated Potential Payments upon Termination of Employment".

Other Aspects of the Compensation Program

Stock Ownership Guidelines

We expect our senior executives to maintain substantial ownership of SunOpta stock:

Category	Ownership Guideline
CEO	5x base salary
Other NEOs	2x base salary
Other Senior Leadership Team Members	1x base salary
Independent Directors	5x annual cash retainer

We believe this creates important alignment with shareholders. Executive participants have five years to comply with these guidelines. If, at the end of five years, the CEO or other NEOs and members of the Senior Leadership Team are not in compliance, 50% of all short-term incentive payouts are provided in equity rather than cash until the guideline is achieved.

Assessment of Risk

The Compensation Committee conducts an annual review of risk associated with the compensation programs. The 2023 review found the programs to be within acceptable parameters.

Clawback Policy

If material non-compliance with any financial reporting requirement leads to an accounting restatement, the Company has authority, in accordance with the Company's standalone Clawback Policy, to recover from current and former executives any incentive-based pay, including cash or equity awards, which would not have been awarded based on the restated financials. This authority extends to the three years preceding the restatement.

Compensation of Named Executive Officers

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Joseph Ennen, Chief Executive Officer	2023	803,077	0	2,519,186	561,431	0	19,180	3,902,874
	2022	770,769	1,250	3,363,269	3,543,980	105,981	16,148	7,801,397
	2021	743,308	0	1,582,653	0	0	16,409	2,342,370
Greg Gaba, Chief Financial Officer	2023	293,310	100,022	608,600	92,700	0	13,731	1,108,363
Jill Barnett, Chief Administrative Officer	2023	432,308	750,000	434,705	72,825	0	14,038	1,703,876
	2022	414,615	1,250	518,616	372,108	27,365	14,188	1,348,142
	2021	397,000	0	669,933	135,798	0	12,118	1,214,849
Chris Whitehair, SVP Supply Chain	2023	431,539	0	352,571	57,455	0	15,349	856,914
	2022	416,769	1,250	507,787	52,416	22,922	16,244	1,017,388
	2021	405,358	0	369,431	136,164	0	14,616	925,569
Chad Hagen, Chief Customer Officer	2023	361,538	0	272,471	89,885	0	27,199	751,093
Michael Buick, Former SVP and GM, PBFB	2023	325,558	0	328,381	153,161	0	119,068	926,168
	2022	408,769	1,250	498,518	340,694	0	11,299	1,260,530
	2021	396,539	0	464,503	186,914	0	13,631	1,061,587
Scott Huckins, Former Chief Financial Officer and GM, FBFB	2023	475,192	500,000	722,182	456,063	0	55,170	2,208,607
	2022	580,962	1,250	1,052,396	863,836	47,929	15,291	2,561,664
	2021	565,385	0	1,077,467	0	0	14,616	1,657,468

(1) Mr. Gaba's salary is converted from CAD to USD using the one-year average exchange rate for 2023 of $0.7408 CAD to $1 USD.

(2) Consists of a $1,250 special bonus paid to all SunOpta employees in May 2022. Ms. Barnett, Mr. Gaba and Mr. Huckins received a one-time special cash incentive bonus in the amounts of $750,000, $100,000, and $500,000, respectively, for successful completion of the Frozen Fruit divestiture.

(3) Consists of the grant-date fair value of RSUs and PSUs granted to NEOs. Please see Note 13, "Stock-Based Compensation," to the Company's consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of PSUs.  For additional information on our long-term equity incentive awards, see "―Compensation Discussion and Analysis―Long Term Incentives."  From 2021 through 2023, all NEOs were granted PSUs for their STIP award. In 2021, Mr. Ennen, Mr. Huckins, and Ms. Barnett, also related to annual performance recognition, received special RSUs in connection with the divestiture of the Company's global ingredients business. The 2021 value for Mr. Huckins also includes a special retention RSU award, which was part of Mr. Huckins' 2019 employment agreement.

(4) Consists of the aggregate grant-date fair value of stock options granted to NEOs, calculated in accordance with FASB ASC Topic 718. Please see Note 13, "Stock-Based Compensation," to the Company's consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of options. For additional information on our long-term equity incentive awards, see "―Compensation Discussion and Analysis―Long Term Incentives."

(5) Represents the cash portion of bonuses paid for 2022 STIP.

(6) Represents retirement savings contributions, life and long-term disability insurance benefits, auto allowance, and separation related payments and benefits. See "All Other Compensation" table below.

The following table details the various components included in the "All Other Compensation" column for 2023.

All Other Compensation

Name	Retirement Plan/401k Contributions ($)	Life and Long-Term Disability Insurance ($)	Auto Allowance ($)	Separation Related Payments and Benefits ($) (1)(2)	Other ($)	Total ($)
Joseph Ennen	14,950	1,674	-	-	2,556	19,180
Greg Gaba	12,497	1,234	-	-	-	13,731
Jill Barnett	12,868	1,170	-	-	-	14,038
Chris Whitehair	13,675	1,674	-	-	-	15,349
Chad Hagen	14,950	1,314	8,400	-	2,535	27,199
Michael Buick	10,163	911	-	107,994	-	119,068
Scott Huckins	14,950	1,319	-	36,903	1,998	55,170

(1) In connection with his departure from the Company, during fiscal year 2023 Mr. Buick received cash severance payments of $81,731 for the portion of salary continuation paid in 2023, and a payment of $26,263 for unused vacation in accordance with Company policy upon an employee's departure from the Company.

(2) In connection with his departure from the Company, during fiscal year 2023 Mr. Huckins received a payment of $36,903 for unused vacation in accordance with Company policy upon an employee's departure from the Company.

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The following table summarizes grants of long-term equity incentive awards to our NEOs in fiscal 2023, and the estimated possible payouts under our STIP for fiscal 2023. 2023 STIP PSUs vested on April 1, 2024.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph Ennen	07/10/2023	-	-	-	-	-	-	82,600	-	-	524,510
	07/10/2023	-	-	-	-	-	-	-	143,810	6.35	561,431
	07/10/2023	-	-	-	41,300	165,199	330,398	-	-	-	1,156,393
	06/19/2023	-	-	975,000	59,963	119,926	119,926	-	-	-	838,283
Greg Gaba	10/23/2023	-	-	-	-	-	-	84,507	-	-	318,591
	07/10/2023	-	-	-	-	-	-	14,988	-	-	86,297
	07/10/2023	-	-	-	-	-	-	-	26,094	6.35	92,700
	07/10/2023	-	-	-	3,747	14,988	29,976	-	-	-	104,916
	06/19/2023	-	-	120,313	7,399	14,798	14,798	-	-	-	98,796
Jill Barnett	07/10/2023	-	-	-	-	-	-	10,715	-	-	68,040
	07/10/2023	-	-	-	-	-	-	-	18,654	6.35	72,825
	07/10/2023	-	-	-	5,357	21,429	42,858	-	-	-	150,003
	06/19/2023	-	-	252,000	15,498	30,996	30,996	-	-	-	216,662
Chris Whitehair	07/10/2023	-	-	-	-	-	-	8,453	-	-	53,677
	07/10/2023	-	-	-	-	-	-	-	14,717	6.35	57,455
	07/10/2023	-	-	-	4,227	16,906	33,812	-	-	-	118,342
	06/19/2023	-	-	210,000	12,915	25,830	25,830	-	-	-	180,552
Chad Hagen	07/10/2023	-	-	-	-	-	-	3,552	-	-	22,555
	07/10/2023	-	-	-	-	-	-	-	23,024	6.35	89,885
	07/10/2023	-	-	-	3,552	14,208	28,416	-	-	-	99,456
	06/19/2023	-	-	175,000	10,763	21,525	21,525	-	-	-	150,460
Michael Buick	07/10/2023	-	-	-	-	-	-	-	39,232	6.35	153,161
	07/10/2023	-	-	-	4,138	16,550	33,100	-	-	-	115,850
	06/19/2023	-	-	247,200	15,203	30,405	30,405	-	-	-	212,531
Scott Huckins	07/10/2023	-	-	-	-	-	-	-	116,820	6.35	456,063
	07/10/2023	-	-	-	12,320	49,280	98,560	-	-	-	344,960
	06/19/2023	-	-	438,750	26,983	53,966	53,966	-	-	-	377,222

(1) Amounts shown indicate each NEO's potential bonus assuming successful achievement of the NEO's performance objectives. For additional information on our STIP, see "―Compensation Discussion and Analysis―Short-Term Incentive Plan."

(2) For grants dated June 19, 2023, this represents PSU awards from the 2023 STIP and for Mr. Gaba this amount includes a true-up grant made on December 29, 2023 as part of his increased 2023 STIP target percentage due to promotion to CFO. For more information on these grants, see "- 2023 STIP."  For each NEO under our STIP for fiscal 2023 the target and maximum vesting amounts are the same as the target is the maximum amount that will vest upon achievement of the entire performance measure. For grants dated July 10, 2023, this represents 2023 LTIP grants and for Mr. Gaba this amount includes a true-up grant made on December 29, 2023 as part of his increased 2023 LTIP target percentage due to promotion to CFO. For additional information on our long-term equity incentive awards, see "―Compensation Discussion and Analysis―Long Term Incentives".

(3) Represents RSU grants from the 2023 LTIP, including a true-up grant made on December 29, 2023 for Mr. Gaba as part of his increased 2023 LTIP target percentage due to promotion to CFO, and a one-time special RSU grant on October 23, 2023 for Mr. Gaba as part of his appointment to CFO ("CFO Special RSUs"). For additional information on the 2023 LTIP, see "―Compensation Discussion and Analysis―Long Term Incentives".

(4) Represents option grants from the 2023 LTIP and for Mr. Gaba this amount includes a true-up grant made on December 29, 2023 as part of his increased 2023 LTIP target due to promotion to CFO.  For additional information on the 2023 LTIP, see "―Compensation Discussion and Analysis―Long Term Incentives".

(5) Consists of the aggregate grant-date fair value of equity incentive awards granted to our NEOs, calculated in accordance with FASB ASC Topic 718. Please see Note 13, "Stock-Based Compensation," to the Company's consolidated financial statements included in our Annual Report on Form 10-K for a detailed description of the assumptions used to calculate the fair value of stock-based awards.

The following table summarizes the outstanding equity award holdings of our NEOs as of December 30, 2023. This table includes unexercised and unvested option awards and unvested PSUs and RSUs.

Outstanding Equity Awards at Fiscal Year End

Name	Option Awards						Stock Awards
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Non- exercisable (1)	Equity Incentive Plan Awards: Securities Underlying Unexercised, Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Joseph Ennen	7/10/2023	-	95,873	-	6.35	7/10/2033	55,067	301,216	59,864	327,456
	6/19/2023	-	-	-	-	-	-	-	119,926	655,995
	5/5/2022	339,012	678,024	-	5.91	5/5/2032	-	-	170,039	930,113
	2/9/2021	-	-	-	-	-	13,449	73,840	-	-
	4/1/2019	960,061	-	-	3.36	4/1/2029	-	-	-	-
Greg Gaba	10/23/2023	-	-	-	-	-	84,507	462,253	-	-
	7/10/2023	-	26,094	-	6.35	7/10/2033	14,988	81,984	14,988	81,984
	6/19/2023	-	-	-	-	-	-	-	14,798	80,945
	5/5/2022	2,401	4,803	-	5.91	5/5/2032	2,987	16,339	4,481	24,511
	4/15/2021	1,956	978	-	14.77	4/15/2031	561	3,069	1,682	9,201
	7/10/2020	2,891	-	-	4.73	7/10/2030	-	-	-	-
Jill Barnett	7/10/2023	-	18,654	-	6.35	7/10/2033	10,715	58,611	21,429	117,217
	6/19/2023	-	-	-	-	-	-	-	30,996	165,548
	5/5/2022	35,595	71,191	-	5.91	-	-	-	28,074	153,565
	4/15/2021	10,869	5,435	-	14.77	4/15/2031	860	4,704	10,323	56,467
	2/9/2021	-	-	-	-	-	3,103	16,973	-	-
	7/10/2020	40,989	-	-	4.73	7/10/2030	-	-	-	-
	5/24/2017	28,210	-	-	9.50	5/24/2027	-	-	-	-
	5/12/2015	5,398	-	-	10.08	5/12/2025	-	-	-	-
	8/12/2014	5,000	-	-	13.86	8/12/2024	-	-	-	-

Chris Whitehair	7/10/2023	-	14,717	-	6.35	7/10/2033	8,453	46,238	16,906	92,476
	6/19/2023	-	-	-	-	-	-	-	25,830	141,290
	5/5/2022	5,014	10,028	-	5.91	-	12,477	68,249	18,716	102,377
	4/15/2021	10,899	5,449	-	14.77	4/15/2031	-	-	7,019	38,394
	7/10/2020	50,639	-	-	4.73	7/10/2023	-	-	-	-
	5/24/2017	40,525	-	-	9.50	5/24/2027	-	-	-	-
Chad Hagen	7/10/2023	-	23,024	-	6.35	7/10/2033	3,552	19,429	14,208	77,718
	6/19/2023	-	-	-	-	-	-	-	21,525	117,742
	12/16/2022	-	-	-	-	-	20,000	109,400	-	-
	5/5/2022	19,776	39,551	-	5.91	5/5/2032	-	-	15,597	85,316
	4/15/2021	8,762	4,381	-	14.77	4/15/2031	-	-	5,643	30,867
	7/10/2020	16,565	-	-	4.73	7/10/2030	-	-	-	-
	1/22/2019	2,400	-	-	4.10	1/22/2029	-	-	-	-
	5/24/2017	16,620	-	-	9.50	5/24/2027	-	-	-	-
	5/24/2016	36,502	-	-	3.27	5/24/2026	-	-	-	-
	5/12/2015	11,000	-	-	10.08	5/12/2025	-	-	-	-
	8/12/2014	2,500	-	-	13.86	8/12/2014	-	-	-	-
	5/13/2014	9,000	-	-	11.30	5/13/2024	-	-	-	-
Michael Buick(4)	-	-	-	-	-	-	-	-	-	-
Scott Huckins(4)	-	-	-	-	-	-	-	-	-	-

(1) Stock options granted in 2021, 2022 and 2023 are part of the annual LTIP and vest one-third per year over three years.

(2) Represents grants of RSU awards. RSUs vest one-third per year over three years. The market value of the RSUs is based on the $5.47 closing market price of the Common Shares on the last trading day of 2023.

(3) Awards made in 2021 were 2021 LTIP, in 2022 were 2022 LTIP, and in 2023 were for 2023 STIP and 2023 LTIP.  For 2021 through 2023 LTIP PSUs, the number of PSUs that may vest is determined based on the Company's TSR performance and the participant's continued employment through the applicable vesting dates, which are April 15, 2024, May 5, 2025, and April 15, 2026, respectively. The number of shares shown in the above table related to these PSUs is based on the number of Common Shares that would be issued at the end of the performance period at the target level of performance, subject to the NEO's continued employment. For additional information on the performance hurdles for LTIP, see "―Compensation Discussion and Analysis―Long Term Incentives." The 2023 STIP PSUs were granted to all NEOs on June 19, 2023. The market value of the PSUs is based on the $5.47 closing market price of the Common Shares on the last trading day of 2023.

(4) Mr. Buick and Mr. Huckins departed the Company in October 2023, and therefore any outstanding and unvested or unexercised equity was forfeited after their departure in accordance with the terms of the Company's stock incentive plan.

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Option Exercises and Stock Vested During Fiscal 2023

The following table details certain information concerning stock options exercised by the NEOs and stock awards that vested during the fiscal year 2023.

Option Exercises and Stock Vested

Name	Option Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph Ennen	-	-	792,871	6,370,677
Greg Gaba	-	-	19,609	150,534
Jill Barnett	-	-	81,289	635,684
Chris Whitehair	-	-	53,267	415,405
Chad Hagen	-	-	59,833	427,922
Michael Buick	-	-	74,337	573,005
Scott Huckins	262,182	572,571	213,368	1,699,946

(1) The number of shares acquired upon exercise reflects the gross number of shares acquired absent any netting for shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our Common Shares on the exercise date, less the per share exercise price.

(2) The number of shares acquired upon vesting reflects the gross number of shares acquired absent any netting of shares surrendered to satisfy tax withholding requirements. The value realized is based on the market value of the underlying Common Shares on the vesting date and reflects the gross value realized prior to taxes and withholding.

Potential Payments on Termination or Change of Control

The Company's Amended 2013 Stock Incentive Plan (the "Plan") provides that, in the event of a merger, consolidation or plan of exchange involving the Company pursuant to which outstanding shares are converted into cash or other stock, securities or property, or a sale, lease or exchange or other transfer of all or substantially all of the assets of the Company, the Company's Board of Directors may, in its sole discretion, provide that outstanding awards under the Plan shall be treated in accordance with any of the following alternatives: (i) the outstanding award may be converted into a similar award based on the stock of the surviving or acquiring company, taking into account the relative values of the companies involved in the transaction; (ii) the outstanding award may be cancelled by the Company and the holder would receive cash in an amount equal to the value of the award, as determined by the Company's Board of Directors; or (iii) the outstanding award may become fully exercisable and the Company's Board of Directors would provide an arrangement pursuant to which the holder would have a reasonable opportunity to exercise any award or otherwise realize the value of the award.

We have entered into employment or other agreements with our current NEOs and we have a SunOpta Foods Inc. Severance Pay Plan (effective October 1, 2016, amended January 1, 2020 and further amended August 1, 2021), which provide for certain benefits upon a change of control of the Company or upon a termination of employment by the Company without cause or by the NEO with good reason, all as provided in the applicable agreement.  Employment agreements entered into with NEOs and other executive officers of the Company generally provide for accelerated vesting of awards only if the executive's employment is terminated under specified circumstances within a specified period before or following a change of control (so-called "double-trigger" provisions). The definition of "change of control" varies among the agreements and generally includes (i) the acquisition of stock representing a majority of the voting power of the Company's stock; (ii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; (iii) any consolidation, merger or plan of exchange involving the Company as a result of which the holders of outstanding stock of the Company immediately prior to the transaction do not continue to hold at least 50% of the combined voting power of the outstanding voting securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the transaction; and (iv) the sale of all or substantially all of the assets of the Company.  The definition of "cause" varies among the agreements.

The benefits to be received by the NEOs employed at the end of the fiscal year under the terms of their applicable employment or other agreements in connection with a change of control or upon termination of employment under certain circumstances are summarized as follows:

Joseph Ennen

Termination without cause or by executive for good reason:  In the event Mr. Ennen's employment is terminated by the Company without cause or by Mr. Ennen for good reason he will be entitled to receive (i) any accrued but unpaid base salary and unpaid annual bonuses from prior years; (ii) a lump sum payment of up to two times his then-current base salary, plus, his target bonus for the current year.

Termination of employment following a Change of Control: In the event Mr. Ennen's employment is terminated by the Company without cause or by Mr. Ennen for good reason within 12 months following a change of control of the Company or, under certain circumstances, within a two-month period prior to such transaction, Mr. Ennen shall be entitled to the same benefits as in the event of termination without cause or by executive for good. In the event of a change of control (as defined in the Employment Agreement), unvested PSUs as of the date of the change of control will be interpolated as described in the Employment Agreement.  If any of the payments or benefits received by Mr. Ennen in connection with a change of control result in a 280G excise tax, within the meaning of Section 280G of the Internal Revenue Code, then the Company's payments to Mr. Ennen will potentially be reduced if such reduction will result in a greater net benefit to Mr. Ennen.

Termination Due to Qualifying Retirement: If Mr. Ennen's employment with the Company terminates as a result of his retirement after (i) his 55th birthday and (ii) being continuously employed by the Company for five years, then any unvested 2022 LTIP options that would otherwise vest during the 12-month period following termination shall immediately vest upon such termination. With respect to 2022 LTIP PSUs, if Mr. Ennen's employment with the Company terminates as a result of his retirement after (i) his 55th birthday, (ii) being continuously employed by the Company for five years and (iii) the one-year anniversary of the award date, then on the vesting date, to the extent the performance hurdle has been achieved, a number of PSUs shall vest equal to the number of PSUs that would have vested had Mr. Ennen been continuously employed by the Company through the vesting date based on achievement of the performance hurdle, multiplied by a fraction, the numerator of which is the number of days elapsed from the award date to and including the date of termination, and the denominator of which is 1096, rounded down to the nearest whole share.

Greg Gaba

Termination without cause:  In the event Mr. Gaba's employment is terminated by the Company without cause he will be entitled to receive (i) any accrued but unpaid base salary and unpaid annual bonuses from prior years; (ii) a lump sum payment of up to one times his then-current base salary, plus, his target bonus for the current year; and (iii) the immediate vesting of any granted and unvested CFO Special RSUs.

Termination of employment following a Change of Control: In the event Mr. Gaba's employment is terminated by the Company without cause within 12 months following a change of control of the Company or, under certain circumstances, within a two month period prior to such transaction, Mr. Gaba shall be entitled to the same benefits as in the event of termination without cause except that the lump sum payment will be one and a half times (instead of one times). If any of the payments or benefits received by Mr. Gaba in connection with a change of control result in a 280G excise tax, within the meaning of Section 280G of the Internal Revenue Code, then the Company's payments to Mr. Gaba will potentially be reduced if such reduction will result in a greater net benefit to Mr. Gaba.

Termination of employment in the event of death or disability: Upon a termination of Mr. Gaba's employment due to death or disability, all of Mr. Gaba's unvested CFO Special RSUs will immediately vest.

Other NEOs

Change of Control and Termination Following a Change of Control:  Upon a change of control, all of the NEO's unvested options and RSUs shall immediately vest if a Change in Control (as defined in the Plan) occurs and at any time within 12 months after the Change in Control, (a) their employment is terminated by the Company (or its successor) without Cause (as defined in the Plan), or (b) their employment is terminated by her for Good Reason (as defined in the Plan), provided that they execute and deliver a release of claims. In addition, upon a termination of the NEO's employment within 12 months following a change of control without cause or for good reason, the NEO will receive severance as described under Termination by the Company without Cause below except that the severance payment shall be a lump sum payment of up to one and a half times their then-current base salary, plus, their target bonus for the current year.

Termination by the Company without Cause: Upon a termination of the NEO's employment without cause, the NEO is entitled to benefits under the SunOpta Foods, Inc. Severance Pay Plan and will receive a severance payment equal to a multiple of the NEO's weekly base pay, where such multiple is determined as two weeks per year with a minimum and maximum of 39 and 52 weeks, respectively. In addition, the Company will pay, for a period of up to 12 months, the cost of medical insurance coverage for the NEO and their dependents.

Estimated Potential Payments upon Termination of Employment

Based on the applicable agreements with the NEOs described above, the following table sets forth the estimated benefits that would have been payable to the NEOs if a change of control had occurred and each NEO's employment was terminated on the last day of the Company's 2023 fiscal year under circumstances specified in the applicable agreements:

Potential Payments Upon Termination - Change of Control
Name	Lump Sum Severance Payment ($)	Continuation of Benefits ($)	Accelerated Vesting of RSUs ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of PSUs ($)(3)	Total ($)
Joe Ennen	3,645,000	20,181	375,056	0	1,076,440	5,116,677
Greg Gaba	1,008,000	6,536	563,645	0	75,120	1,653,301
Jill Barnett	1,046,400	20,181	80,288	0	195,170	1,342,039
Chris Whitehair	978,750	16,466	114,487	0	153,172	1,262,875
Chad Hagen	821,250	20,181	128,829	0	127,644	1,097,904

(1) These amounts represent the value of unvested RSUs that would vest in the event of a termination of employment following a change of control, assuming a stock price of $5.47 per share, which was the closing price on December 30, 2022, the last trading day of the year.

(2) These amounts represent the value of unvested stock options that would vest in the event of a termination of employment following a change of control. The closing stock price on December 30, 2023 was $5.47. Value is calculated by taking the difference between the share price at the end of the year, less the exercise price, multiplied by the number of shares being exercised.

(3) These amounts represent the value of unvested PSUs that would vest in the event of a termination of employment following a change of control, due to the applicable performance hurdle having been satisfied as of the date of the change of control, assuming a stock price of $5.47 per share, which was the closing price on the last trading day of the year. This value includes 81.6% vesting of the 2023 STIP PSUs at target for all NEOs due to the 2023 fiscal year performance results. Additionally, this amount includes a payout of 37% of the 2022 LTIP PSUs at target for all NEOs based upon a measurement of the relative TSR performance hurdle achievement.

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Based on the applicable agreements with the NEOs described above, the following table sets forth the estimated benefits that would have been payable to the NEOs if each officer's employment was terminated by the Company without cause in the absence of a change of control on the last day of the Company's 2023 fiscal year:

Potential Payments Upon Termination - Involuntary Termination Without Cause
Name	Lump Sum Severance Payment ($)	Continuation of Benefits ($)	Accelerated Vesting of RSUs ($)(2)	Accelerated Vesting of Stock Options ($)	Accelerated Vesting of PSUs ($)(3)	Total ($)
Joe Ennen(1)	3,645,000	20,181	0	0	535,292	4,200,473
Greg Gaba	672,000	6,536	462,253	0	66,051	1,206,840
Jill Barnett	436,000	20,181	0	0	138,351	594,532
Chris Whitehair	435,000	16,466	0	0	115,293	566,759
Chad Hagen	365,000	20,181	0	0	96,077	481,258

(1) These potential payments to Mr. Ennen are also applicable in the event of a termination initiated by him for good reason, as defined in his employment agreement.

(2) This amount represents the value of Mr. Gaba's unvested CFO Special RSUs, that would vest in the event of a termination of employment, assuming a stock price of $5.47 per share, which was the closing price on the last trading day of 2023. Also, the CFO Special RSUs will vest for Mr. Gaba in the event of termination as a result of death or disability.

(3) This amount represents the value of unvested PSUs that would vest in the event of a termination of employment.  This includes 81.6% of the 2023 STIP PSUs for all NEOs, assuming a stock price of $5.47 per share, which was the closing price on the last trading day of the year.

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CEO Pay Ratio

Set below is information about the relationship of the annual total compensation of Joseph Ennen, our CEO, and the annual total compensation of the median of our employees other than Mr. Ennen.

For 2023:

  The annual total compensation of Mr. Ennen, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $3,902,874.  Mr. Ennen's compensation includes annualized base salary, bonuses, stock awards and other ancillary benefits.
  The annual total compensation of our median employee (other than Mr. Ennen) was $68,277. This calculation is based on 2023 data utilizing the methodology below.
  The ratio of the annual total compensation of Mr. Ennen to the annual total compensation of the median of our employees was 57 to 1.

In estimating the ratio set forth above, we used the following methodology:

  As of December 30, 2023, we had 1,174 full-time, part-time and seasonal employees globally, consisting of 1,080 employees in the U.S. and 94 employees in Canada. This population was used to determine the identity of our median employee. We recalculated median employee for 2023 since there was a significant change in our employee population following the divestiture of Frozen Fruit that had a meaningful impact on our disclosure.

To identify the median employee from this employee population, we first calculated each U.S. employee's W-2 (and equivalent income for each Canadian employee) to identify the median employee. We then calculated the median employee's compensation on the same basis as that of our CEO.

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Pay Versus Performance

As required by Section 953(a) of the Dodd‐Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S‐K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Pay Versus Performance Table

					Year-end value of $100 invested on 12/28/19 in:
Year	Summary Compen- sation Table Total for CEO $	Compen- sation Actually Paid to CEO (1)(2) $	Average Summary Compen- sation Table Total for Non-CEO NEOs $	Average Compen- sation Actually Paid to Non- CEO NEOs (1)(2)(3) $	STKL $	Compen- sation Bench- marking Peer Group (3)(4) $	Net Income (Loss) (5) (in millions) $	Adj. EBITDA (5) (in millions) $
2023	3,902,874	(2,637,013)	1,259,170	184,819	219.68	97.67	(21.9)	78.5
2022	7,801,397	10,877,055	1,546,931	2,474,398	338.96	87.14	(4.8)	83.7
2021	2,342,370	(3,036,263)	1,214,868	89,154	279.12	105.84	(1.2)	60.6
2020	2,679,692	33,746,240	1,396,512	4,841,175	468.67	117.09	82.4	58.7

(1) Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:

	2023	2022	2021	2020
Joseph Ennen	$	$	$	$
Total Compensation from Summary Compensation Table	3,902,874	7,801,397	2,342,370	2,679,692

Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(3,080,617)	(6,907,249)	(1,582,653)	(874,998)
Year-end fair value of unvested awards granted in the current year	1,462,402	10,816,607	280,412	3,733,536
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(3,206,878)	926,983	(7,844,369)	24,110,031
Fair values at vest date for awards granted and vested in current year	-	-	-	-
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(461,057)	(1,760,683)	3,767,977	4,097,979
Forfeitures during current year equal to prior year-end fair value	(1,253,737)	-	-	-
Dividends or dividend equivalents not otherwise included in total compensation	-	-	-	-
Total Adjustments for Equity Awards	(6,539,887)	3,075,658	(5,378,633)	31,066,548

Compensation Actually Paid (as calculated)	(2,637,013)	10,877,055	(3,036,263)	33,746,240

	2023	2022	2021	2020
Average Non-CEO NEOs	$	$	$	$
Total Compensation from Summary Compensation Table	1,259,170	1,546,931	1,214,868	1,396,512

Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(606,833)	(1,051,593)	(760,053)	(571,054)
Year-end fair value of unvested awards granted in the current year	288,415	1,612,152	171,193	1,989,110
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(200,316)	117,132	(831,535)	1,696,965
Fair values at vest date for awards granted and vested in current year	-	-	-	-
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(103,621)	249,776	294,681	329,642
Forfeitures during current year equal to prior year-end fair value	(451,996)	-	-	-
Dividends or dividend equivalents not otherwise included in total compensation	-	-	-	-
Total Adjustments for Equity Awards	(1,074,351)	927,467	(1,125,714)	3,444,663

Compensation Actually Paid (as calculated)	184,819	2,474,398	89,154	4,841,175

(2) Compensation Actually Paid for 2022, 2021, and 2020 as reflected in last year's disclosure have been adjusted to incorporate changes in valuation assumptions used. The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:

- Expected life of each stock option is based on the "simplified method" using an average of the remaining vest and remaining term, as of the vest/FYE date

- Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price

- Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date

- Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date.  Closing prices provided by S&P Capital IQ

(3) Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives in the following years:

-2023: Greg Gaba, Jill Barnett, Chris Whitehair, Chad Hagen, Michael Buick, and Scott Huckins

-2022, 2021, and 2020: Scott Huckins, Jill Barnett, Michael Buick, and Chris Whitehair

(4) Reflects our peer group used for compensation benchmarking purposes in 2023. Lifecore Biomedical (formerly known as Landec Corp) was removed from the peer group in 2023, as they are no longer in the foods business. TSR for Vital Farms is measured as of the date of their initial public offering in 2020.

(5) Values for net income (loss) and our most important metric for determining executive compensation, adjusted EBITDA, reflect results from continuing operations for 2023.

Financial Performance Measures

The most important financial performance measures used by the Company to link compensation actually paid to the Company's NEOs for the most recently completed fiscal year to the Company's performance are as follows:

  Adjusted EBITDA
  Total Shareholder Return
  Peer Group Total Shareholder Return

In accordance with SEC rules, the Company is providing the following illustrations of the relationships between information presented in the Pay Versus Performance table above.  Further information regarding our executive compensation program is provided above under the heading "Compensation Discussion and Analysis".

Relationship Between Pay and Performance

The charts shown below present a graphical comparison of compensation actually paid to our CEO and the average compensation actually paid ("CAP") to our other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) TSR, (2) peer group TSR, (3) net income, and (4) Adjusted EBITDA.

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Amended 2013 Stock Incentive Plan

Overview

The Company's 2013 Stock Incentive Plan was originally adopted and approved by shareholders in May 2013 to attract and retain the services of selected employees, officers and directors of the Company.  The 2013 Incentive Plan was subsequently amended on several occasions. Most recently, in May 2023, shareholders approved an amendment to the 2013 Stock Incentive Plan (as so amended, the "Amended 2013 Plan") which increased the maximum number of Common Shares that may be issued under the Amended 2103 Plan to 15,800,000 Common Shares.  However, if the outstanding Common Shares are increased or decreased or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split or certain other events, appropriate adjustment will be made in the number and kind of shares available for grants under the Amended 2013 Plan.

The Amended 2013 Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee may promulgate rules and regulations for the operation of the Amended 2013 Plan and related agreements and generally supervises the administration of the Amended 2013 Plan. The Committee determines the individuals to whom awards are made under the Amended 2013 Plan, the type of awards, the amount of the awards and the other terms and conditions of the awards. The Committee may also accelerate any exercise date, waive or modify any restriction with respect to an award or extend any exercise period, subject to the terms of the Amended 2013 Plan.

The Amended 2013 Plan permits the Committee to grant a variety of awards, including stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs") and performance-based awards ("PSUs"). All natural persons who are employees, officers, directors, or consultants of the Company and its subsidiaries are eligible for participation in the Amended 2013 Plan. Of the 15,800,000 Common Shares reserved for issuance under the Amended 2013 Plan, only 13,550,000 Common Shares may be awarded as Full Value Awards. "Full Value Awards" are stock awards for which the recipient pays no cash consideration or cash consideration of less than the fair market value of the underlying shares as of the grant date (as determined in accordance with the Amended 2013 Plan), except that shares issued in lieu of cash compensation otherwise payable to a participant are not Full Value Awards.

For purposes of determining the exercise price of options or the value of SARs granted under the Amended 2013 Plan, the fair market value of the Common Shares is deemed to be the closing price of the Common Shares as reported by NASDAQ, or such other reported value of the Common Shares as specified by the Committee, on the date of grant in the case of options or the exercise date in the case of SARs.

Subject to certain exceptions, no award granted under the Amended 2013 Plan shall become vested if the recipient does not remain in the service of the Company until the first anniversary of the date of grant. Furthermore, no award granted under the Amended 2013 Plan after March 1, 2017 shall provide for any excuse from satisfaction of the continued service conditions of the award as a result of a Change in Control of the Company, except that an award agreement may excuse the recipient from the continued service obligation if:

i. the recipient's employment or service relationship is terminated by the employer or the Company without cause or by the recipient for good reason in connection with the Change in Control under terms specified in the award agreement; or

ii. the award is not converted into an award for stock of the surviving or acquiring corporation in the Change in Control transaction under terms specified in the award agreement or pursuant to the Amended 2013 Plan, unless in the case of performance-based awards, they are settled or accelerated in accordance with specified requirements.

A Change in Control is generally defined in the Amended  2013 Plan to include (i) any merger in which the holders of Common Shares immediately prior to the merger do not continue to hold at least 50% of the voting power of outstanding securities of the surviving corporation or its parent corporation immediately after the merger, (ii) any sale of all or substantially all of the assets of the Company, (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof; or (iv) any person (other than the Company or any employee benefit plan sponsored by the Company), as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, has become the beneficial owner of 50% or more of the outstanding  Common Shares.

The Committee may make awards under the Amended 2013 Plan that have terms and conditions that vary from those specified in the Amended 2013 Plan when such awards are granted in substitution for, or in connection with the assumption of, existing awards made by another corporation and assumed or otherwise agreed to be provided for by the Company in connection with a corporate merger or other similar transaction to which the Company or an affiliated Company is a party.

In the event of a merger, consolidation or plan of exchange involving the Company pursuant to which outstanding shares are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, the Board, may, in its sole discretion, provide that outstanding awards under the Plan shall be treated in accordance with any of the alternatives set forth in the Amended 2013 Plan.

The total compensation paid or granted by the Company in any form (including cash and awards under the Amended 2013 Plan) to any non-employee director for service as a director for any fiscal year shall not exceed $500,000.  For this purpose, awards under the Amended 2013 Plan will be valued at the time of grant based on the grant date fair value as determined by the Company for financial accounting purposes.

The Amended 2013 Plan will continue until all Common Shares available for issuance under the Amended 2013 Plan have been issued and all restrictions on such shares have lapsed. However, the Board has the power to suspend, terminate, modify or amend the Amended 2013 Plan at any time, except that shareholder approval is required to add additional shares to the Amended 2013 Plan, increase the number of shares that can be issued as Full Value Awards or amend the provision prohibiting option re-pricing.

Types of Awards

Stock Options. The Committee may grant stock options to eligible individuals under the Amended 2013 Plan for varying periods established at the time of grant. No employee or consultant may be granted options or stock appreciation rights for more than an aggregate of 1,500,000 Common Shares in any fiscal year.  The exercise price of each option may not be less than 100% of the fair market value of the underlying shares on the date of grant, except that if the stock option is intended to meet all of the requirements of an "Incentive Stock Option" as defined in Section 422 of the U.S. Code and the grantee owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the underlying shares on the date of grant. No monetary consideration is paid to the Company upon the granting of options.

Incentive Stock Options are non-transferable except in the event of the death of the holder. The Committee has discretion to allow non-statutory stock options to be transferred to immediate family members of the optionee, subject to certain limitations. Options are evidenced by and are exercisable in accordance with the terms of an option agreement entered into at the time of the grant. In the event of the death or other termination of an optionee's employment with the Company, unless otherwise determined by the Committee, the optionee's options may be exercised for specified periods thereafter (12 months in the case of termination by reason of death or disability and 30 days in the case of termination for any other reason). Upon any termination of employment, the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.

With the consent of the Committee, an optionee may request the Company to withhold shares from the exercise to cover required tax withholding or to satisfy the exercise price. Upon the exercise of an option, the number of shares available for issuance under the Amended 2013 Plan will be reduced by the number of shares issued upon exercise of the option plus the number of shares, if any, withheld upon exercise to satisfy the exercise price or required tax withholding. Option shares that are not purchased prior to the expiration, termination or cancellation of the related option will become available for future awards under the Amended 2013 Plan.

Unless shareholder approval is obtained, no stock option may be (i) amended to reduce the exercise price, or (ii) canceled in exchange for cash, another award or any other consideration at a time when the exercise price of the option exceeds the fair market value of the Common Shares.

Stock Appreciation Rights. The Committee may grant SARs to eligible individuals under the Amended 2013 Plan.  A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of one common share over its fair market value on the date of grant (or, if granted in connection with an option, the exercise price per share under the option to which the SAR relates), multiplied by the number of shares covered by the portion of the SAR or option that is surrendered. A SAR holder will not pay the Company any cash consideration upon either the grant or exercise of a SAR, except for tax withholding amounts upon exercise.

A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Common Shares valued at fair market value, or in cash, or partly in stock and partly in cash, as determined by the Committee. Upon the exercise of a SAR for shares, the number of shares reserved for issuance under the Plan will be reduced by the number of shares covered by the SAR. Cash payments for SARs will not reduce the number of shares available for awards under the Amended 2013 Plan. If a SAR is not exercised prior to the expiration, termination or cancellation of the SAR, the unissued shares subject to the SAR will become available for future awards under the Amended 2013 Plan.

Stock Awards, including Restricted Stock and Restricted Stock Units. The Committee may grant Common Shares to eligible individuals as stock awards (including restricted stock and RSUs) under the Amended 2013 Plan. Generally, no cash consideration (other than required tax withholding) will be paid by award recipients to the Company in connection with stock awards. Stock awards shall be subject to the terms, conditions and restrictions determined by the Committee including with respect to transferability and forfeiture of the shares issued. Stock awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or RSUs under which shares are not issued until after vesting conditions are satisfied. Upon the issuance of shares under a stock award after March 1, 2017, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued plus any shares withheld to satisfy tax withholding obligations.

Performance-Based Awards. The Committee may grant PSUs, payable in stock or cash as determined by the Committee. All or part of the Common Shares subject to the awards will be earned (or cash will be paid) if performance targets established by the Committee for the period covered by the award are met and the recipient satisfies any other requirements established by the Committee. The performance targets may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring or other special charges. PSUs may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, awards under which shares are not issued until the performance conditions are satisfied or as cash-based awards. No recipient may be granted in any fiscal year PSUs under which the maximum number of shares that may be issued exceeds 500,000 shares or the maximum dollar amount that may be paid exceeds $5,000,000. Upon the issuance of shares under a PSU after March 1, 2017, the number of Common Shares reserved for issuance under the Amended 2013 Plan will be reduced by the number of shares issued plus any shares withheld to satisfy tax withholding obligations. The payment of PSUs in cash will  not reduce the number of Common Shares reserved for issuance under the Amended 2013 Plan. The number of shares issued pursuant to stock awards and performance-based awards that are forfeited to the Company will become available for future grants under the Amended 2013 Plan.

Employee Stock Purchase Plan

Pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"), a total of 3,000,000 Common Shares have been reserved for the grant of options under the ESPP, subject to adjustment upon changes in capitalization of the Company.  The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Shares. It is the intention of the Company to have the ESPP qualify as an "Employee Stock Purchase Plan" under Section 423 of the United States Internal Revenue Code of 1986, as amended (the "Code").  The ESPP will continue in effect until June 30, 2025, unless sooner terminated by the Board.

Any person who has been continuously employed as an employee for 30 days and works at least 20 hours per week (each an "Employee") is eligible to participate, subject to the requirements and limitations of the ESPP. No Employee may be granted an option under the ESPP (i) if, immediately after the grant, such Employee (or any other person whose Common Shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own Common Shares and/or hold outstanding options to purchase Common Shares possessing five percent or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds USD $25,000 or the Canadian equivalent based on the exchange rate on the previous December 31 (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

The ESPP is implemented by a series of "Offering Periods", namely the period of either 12 or 14 weeks commencing on March 1st, June 1st, September 1st and December 1st of each year (or at such other time or times as may be determined by the Board).  Each participant may elect to have payroll deductions made on each payroll during the Offering Period in an amount not less than 1% and not more than 10% of such participant's compensation on each such payroll. On the last business day of each Offering Period (the "Exercise Date"), each eligible Employee participating in such Offering Period is granted the option to purchase a number of shares of the Common Stock determined by dividing such Employee's contributions accumulated prior to the Exercise Date by the applicable Exercise Price.  "Exercise Price" means, with respect to an Offering Period, an amount equal to the average of the closing price of the Common Shares for the period of five consecutive trading days ending on the last trading day of such Offering Period multiplied by 100%, minus 15%. Unless a participant withdraws from the ESPP, his or her option for the purchase of Common Shares will be exercised automatically on the last business day of the Offering Period, and the maximum number of full Common Shares subject to the option will be purchased for him or her at the applicable Exercise Price with the accumulated contributions in his or her account.

During a participant's lifetime, a participant's option to purchase Common Shares is exercisable only by him or her.  Neither contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as a designated beneficiary provided herein) by the participant. Upon termination of the participant's employment for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto and his or her option will be automatically terminated.

The Board may at any time terminate or amend the ESPP.  However, subject to certain specified exceptions, no such termination or amendment may adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company will obtain stockholder approval in such a manner and to such a degree as so required.  Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board is entitled to change the Offering Periods, change the discount factor between 0% and 15%, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than Canadian or United States dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the ESPP.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth the securities authorized for issuance under the Amended 2013 Plan and the ESPP as of December 30, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by securities holders:
Amended 2023 Plan	4,545,342	(1)	$6.55	(3)	3,619,054
ESPP	-				425,566
Equity compensation plans not approved by securities holders	960,061	(2)	$3.36	(3)	-
Total	5,505,403		$5.63	(3)	4,044,620

(1) Represents common shares of the Company issuable in respect of 2,388,042 stock options, 599,724 restricted stock units and 1,557,576 performance share units granted under the Amended 2023 Plan.

(2) Represents common shares of the Company issuable in respect of a special one-time grant of stock options in connection with the appointment of Mr. Ennen as CEO on April 1, 2019.

(3) Vested RSUs and PSUs entitle the holder to receive one common share per unit without payment of additional consideration. Accordingly, these units are disregarded for purposes of computing the weighted-average exercise price.

Annual Burn Rate

In accordance with the policies of the TSX, the following table sets out the burn rate of the awards granted under the Company's security-based compensation arrangements, namely the Stock Incentive Plans and Employee Stock Purchase Plan, as of the end of the fiscal year ended December 30, 2023, and for the two preceding fiscal years. The burn rate is calculated by dividing the number of securities granted under each security-based compensation agreement during the relevant fiscal year by the weighted-average number of Common Shares outstanding for the applicable fiscal year.

Compensation Plan	Fiscal 2023	Fiscal 2022	Fiscal 2021
Stock Incentive Plan	2.56%	4.84%	1.18%
Employee Stock Purchase Plan	*	*	*

*indicates less than 1% of the weighted-average number of Common Shares outstanding

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CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH INSIDERS AND RELATED PERSONS

The Audit Committee reviews any material transactions in which we are or will be a participant and in which any of our 5% shareholders, directors or executive officers, or any of their immediate family members, has a direct or an indirect material interest. After its review the Audit Committee will only approve or ratify those transactions that the Audit Committee determines are in, or are not inconsistent with, our best interests and the Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on us or the related person in connection with approval of the transaction.

No informed person (as such term is defined in National Instrument 51-102 of the CSA), any proposed director of the Company or any associate or affiliate of the foregoing or any related person (as such term is defined in Item 404(a) of Regulation S-K) has or will have any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed fiscal year or in any currently proposed transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000 or which otherwise has materially affected or would materially affect the Company or any of its subsidiaries.

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EXECUTIVE OFFICERS

The following information describes the background and business experience of our executive officers as of the date of this proxy statement:

Brian Kocher (Age 54) serves as Chief Executive Officer of the Company. Prior to his appointment on January 2, 2024 as the Company's Chief Executive Officer, Mr. Kocher served as President, Chief Executive Officer of Calavo Growers Inc., a global avocado-industry leader and provider of convenient, ready-to-eat fresh food, from January 2022 to February 2023. Before joining Calavo, Mr. Kocher was President and Chief Executive Officer of Castellini Group of Companies, a nationwide produce distribution and supply chain services organization, from May 2015 to January 2022. Prior to Castellini, Mr. Kocher spent ten years at Chiquita Brands International, Inc., in various senior management roles, including as Interim Chief Executive Officer, Executive Vice President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, President of Europe, President of North America, and Vice President, Controller and Chief Accounting Officer. In the past five years, Mr. Kocher has served on the following reporting issuer's Board of Directors: Calavo Growers Inc.

Greg Gaba (Age 42) serves as Chief Financial Officer overseeing all aspects of the Company's finance function including financial planning and analysis, accounting, financial reporting, tax and treasury. Prior to his appointment as Chief Financial Officer of the Company, Mr. Gaba held the positions of Deputy Chief Financial Officer and Vice President of Corporate Finance since joining the Company in April 2017. Prior to working at the Company, Mr. Gaba worked for seven years in various finance roles at SMTC Corporation, a mid-size provider of end-to-end electronic manufacturing services, and for six years as an external auditor at Ernst & Young LLP. In the past five years, Mr. Gaba has not served on any reporting issuer's Board of Directors.

Jill Barnett (Age 50) serves as Chief Administrative Officer, General Counsel and Corporate Secretary and is responsible for the legal affairs of the Company as well as human resources, ESG, and communications. Prior to her appointment to Chief Administrative Officer in September 2019, Ms. Barnett's position was General Counsel and Corporate Secretary since joining the Company in July 2014. Before joining the Company, Ms. Barnett spent 12 years as in-house counsel for Best Buy Co., Inc. holding various positions and providing legal support to numerous areas of the business, including Best Buy's global sourcing and exclusive brands business.  In the past five years, Ms. Barnett has not served on any reporting issuer's Board of Directors.

Bryan Clark (Age 51) serves as Senior Vice President, Research & Development and Quality Assurance overseeing innovation, product development, food safety and quality.  Previously, he served as Vice President, R&D for Plant-Based Foods and Beverages. Before joining the company in 2017, Mr. Clark spent more than 17 years working with General Mills, holding various positions within the Innovation, Technology and Quality organizations.  In the past five years, Mr. Clark has not served on any reporting issuer's Board of Directors.

Rob Duchscher (Age 63) serves as Chief Information Officer and also oversees the Company's customer service and payroll functions. Prior to starting with the Company in March 2017, Mr. Duchscher served as Chief Information Officer at Starkey Hearing Technologies from January 2010 through February 2017, where he led the transformation of both the information technology and software engineering departments. Mr. Duchscher initially started at Starkey Hearing Technologies in April 2002 as Vice-President of Software Engineering and R&D PMO.  In the past five years, Mr. Duchscher has not served on any reporting issuer's Board of Directors.

Chad Hagen (Age 51) serves as Chief Customer Officer and is responsible for all revenue generation, customer development, customer and portfolio strategy, and commercial negotiations. Previously, Mr. Hagen served as Senior Vice President and Vice President of Sales for the Company. Prior to joining the Company in October 2007, Mr. Hagen spent over a decade in the fresh produce industry, developing brands and global organic supply chains in more than fifteen countries for Robinson Fresh, Newman's Own and Pavich Farms. In the past five years, Mr. Hagen has not served on any reporting issuer's Board of Directors.

Justin Kobler (Age 43) serves as Senior Vice President of Supply Chain overseeing the Company's supply chain, operations, procurement and project management functions. Prior to joining the Company in February 2024, Mr. Kobler was Senior Vice President of Operations for Cacique Foods, LLC from February 2019 through February 2024 and Vice President of Operations at Land O' Frost from June 2016 to February 2019. Prior to June 2016, Mr. Kobler held various plant management roles with Hillshire Brands and Kraft Foods Group.  In the past five years, Mr. Kobler has not served on any reporting issuer's Board of Directors.

Lauren McNamara (Age 41) serves as Senior Vice President of Business Management since her appointment in December 2023. Previously, Ms. McNamara was Vice President and Assistant General Manager for Plant-Based Foods and Beverages since March 2020. Ms. McNamara initially started with the Company as a director of Brand Marketing in March 2017. Prior to joining the Company, she worked at Flagstone Foods and General Mills as a brand marketer. In the past five years, Ms. McNamara has not served on any reporting issuer's Board of Directors.

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INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except insofar as they may be shareholders of the Company or as otherwise disclosed in this Proxy Statement, no person who has been a director or executive officer of the Company at any time since the beginning of its last completed fiscal year, any proposed nominee for election as a director of the Company or any associate or affiliate of such persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS;

SHAREHOLDER COMMUNICATIONS

The Company's shareholders may submit proposals on matters appropriate for shareholder action at meetings of shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and Section 137 of the CBCA. For such proposals to be included in the Company's proxy materials relating to its 2025 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 and the CBCA must be satisfied and, under the CBCA, such proposals must be submitted to the Company no earlier than December 23, 2024 and no later than February 21, 2025. Such proposals should be delivered to SunOpta Inc., Attn: Corporate Secretary, 7078 Shady Oak Road, Eden Prairie, Minnesota 55344.

Shareholders may recommend a person as a nominee for director by writing to the Secretary of the Company and providing the information required pursuant to the Advance Notice By-Law. Under SEC rules, notice of a nomination for the 2025 Annual Meeting of Shareholders submitted outside the processes of Rule 14a-8 and Section 137 of the CBCA must be received by the Corporate Secretary of the Company at our principal executive offices at least 30 days prior to the date fixed by the Company for its next annual meeting of shareholders as required by the Advance Notice By-Law (unless such meeting is convened on less than 50 days' notice, in which case notice of any such nomination must be provided not later than the tenth day following public notice of the meeting date). The proxy solicited by the Board for the 2025 Annual Meeting of Shareholders will confer discretionary authority to vote on any proposal or nomination submitted by a shareholder at that meeting with respect to which the Company has received notice after such date.

Shareholders may communicate with the Board. Communications should be in writing and marked to the attention of the Board of Directors or any of its individual committees, or the Chair of the Board. Any such communications should be delivered to the Company at its U.S. executive offices located at 7078 Shady Oak Road, Eden Prairie, Minnesota 55344.

SOLICITATION OF PROXIES

Proxies solicited in connection with this proxy statement are being solicited by the Board. Proxies may be solicited by officers, directors and regular employees of the Company. None of the officers, directors or employees will be directly compensated for such services. Solicitations of proxies may be made personally or by mail, facsimile, telephone, messenger, or e-mail. The Company will bear all proxy solicitation costs, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card, the Notice and any additional solicitation material that the Company may provide to shareholders.

We will request fiduciaries, custodians, brokerage houses and similar parties to forward copies of proxy materials to beneficial owners of the Common Shares, and we will reimburse these parties for their reasonable and customary charges for expenses of distribution.

FORM 10-K AND OTHER INFORMATION

The Company will mail without charge, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 30, 2023, including the consolidated financial statements, Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A"), schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: SunOpta Inc., Attn: Corporate Secretary, 7078 Shady Oak Road, Eden Prairie, Minnesota 55344. The Annual Report on Form 10-K and additional information relating to the Company is also available at www.sunopta.com, on EDGAR at www.sec.gov and on SEDAR at www.sedarplus.ca. Financial information is provided in the Company's comparative financial statements and MD&A for the fiscal year ended December 30, 2023.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We do not undertake any obligation to update our forward-looking statements after the date of this report for any reason, even if new information becomes available or other events occur in the future, except as may be required under applicable securities laws. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and in our periodic reports on Form 10-Q and Form 8-K.

Dated this 12th of April 2024.

By Order of the Board of Directors

/s/ Brian Kocher
Brian Kocher
Chief Executive Officer

SunOpta™

Fueling the Future of Food

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 4:00 P.M. EDT on Tuesday, May 21, 2024 (or 4:00 P.M. EDT on the afternoon before, excluding Saturdays, Sundays, and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 4:00 P.M. EDT on Tuesday, May 21, 2024 (or 4:00 P.M. EDT on the afternoon before, excluding Saturdays, Sundays and holidays, any adjournment or postponement of the meeting). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until Tuesday, May 21, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31923-P02194 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

SUNOPTA INC.

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 1 below and "FOR" the matters described in Proposals 2 and 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Dr. Albert Bolles	☐	☐	☐
1b. Rebecca Fisher	☐	☐	☐
1c. Dean Hollis	☐	☐	☐
1d. Katrina Houde	☐	☐	☐
1e. Brian Kocher	☐	☐	☐
1f. Diego Reynoso	☐	☐	☐
1g. Leslie Starr	☐	☐	☐
1h. Mahes S. Wickramasinghe	☐	☐	☐

	For	Against	Abstain
2. Appointment of Ernst & Young LLP	☐	☐	☐
3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

Authorized Signature(s) – This section must be completed for your instruction to be executed.
I/We authorize you to act in accordance with my/our instructions set above. I/We hereby revoke any proxy previously given with respect to the Meeting.
If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V31924-P02194

SUNOPTA INC.

This proxy is solicited by the Board of Directors of SunOpta Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held virtually on May 23, 2024 at 3:00 P.M. EDT, or any adjournment thereof (the "Meeting"), in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment thereof.

You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see below). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the Meeting.

If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.

This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, USA 11717, prior to 4:00 P.M., EDT on Tuesday, May 21, 2024 (or 4:00 P.M. EDT on the afternoon, excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the Meeting at which the proxy is to be used).

Appointment of Proxy:

I/We, being registered shareholder(s) of the Company hereby appoint(s): Greg Gaba, Chief Financial Officer and Jill Barnett, Chief Administrative Officer and Secretary, or either of them, both officers of the Company;

OR

Print the name of the person you are appointing as your proxy if this person is someone other than Greg Gaba or Jill Barnett;

as my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, in the discretion of such proxy) and to otherwise act for the undersigned in their discretion on all other matters that may properly come before the Meeting and without limiting the general authorization and power hereby given, the person(s) named above are specifically directed to vote the common shares of the Company registered in the name of the undersigned shareholder as follows:

The Board of Directors recommends a vote "FOR" the election of the nominees specified in Proposal 1 on the reverse side and "FOR" the matters described in Proposals 2 and 3 on the reverse side.

Continued and to be signed on reverse side